EXHIBIT 17(c)(i)

DG INVESTOR SERIES
STOCK AND BOND FUNDS

PROSPECTUS

DG Investor Series (the "Trust") is an open-end, management investment company (a mutual fund). This combined prospectus offers investors interests in the following six separate investment portfolios (individually or collectively referred to as the "Fund" or "Funds" as the context requires), each having a distinct investment objective and policies:

     - DG Equity Fund;

     - DG Opportunity Fund;

     - DG International Equity Fund;

     - DG Limited Term Government Income Fund;

     - DG Government Income Fund; and

     - DG Municipal Income Fund.

This combined prospectus contains the information you should read and know before you invest in any of the Funds. Keep this prospectus for future reference.

THE SHARES OFFERED BY THIS PROSPECTUS ARE NOT DEPOSITS OR OBLIGATIONS OF DEPOSIT GUARANTY NATIONAL BANK, ARE NOT ENDORSED OR GUARANTEED BY DEPOSIT GUARANTY NATIONAL BANK, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THESE SHARES INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.


The Funds have also filed a Statement of Additional Information dated June 30, 1998 with the Securities and Exchange Commission ("SEC"). The information contained in the Statement of Additional Information is incorporated by reference into this prospectus. You may request a copy of the Statement of Additional Information or a paper copy of this prospectus, if you have received your prospectus electronically, free of charge by calling 1-800-530-7377. To obtain other information, or make inquiries about any of the Funds, contact the Trust at the address listed on the back of this prospectus, or you can visit the DG Investor Series' Internet site on the World Wide Web at (www.dgb.com). The Statement of Additional Information, material incorporated by reference into this document, and other information regarding the Funds is maintained electronically with the SEC at Internet Web site (http://www.sec.gov).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated June 30, 1998

TABLE OF CONTENTS
--------------------------------------------------------------------------------

SYNOPSIS                                                                  1

  Year 2000 Statement                                                     2
  Risk Factors                                                            2

SUMMARY OF FUND EXPENSES                                                  3

FINANCIAL HIGHLIGHTS                                                      4

OBJECTIVE AND POLICIES OF EACH FUND                                       6

  Equity Fund                                                             6
  Opportunity Fund                                                        7
  International Equity Fund                                               8
  Limited Term Fund                                                      15
  Government Income Fund                                                 17
  Municipal Income Fund                                                  17

PORTFOLIO INVESTMENTS AND STRATEGIES                                     20

  Put and Call Options                                                   20
  Futures Contracts and Options
     on Futures                                                          20
  Repurchase Agreements                                                  21
  When-Issued and Delayed
     Delivery Transactions                                               22
  Lending of Portfolio Securities                                        22
  Temporary Investments                                                  22
  Investing in Securities of
     Other Investment Companies                                          22
  Restricted and Illiquid Securities                                     22
  Fixed Income Securities                                                23

INVESTMENT LIMITATIONS                                                   23

DG INVESTOR SERIES INFORMATION                                           23

  Management of the Trust                                                23
  Distribution of Fund Shares                                            26

ADMINISTRATION OF THE FUNDS                                              27

  Brokerage Transactions                                                 27
  Expenses of the Funds                                                  27

NET ASSET VALUE                                                          28

INVESTING IN THE FUNDS                                                   28

  Share Purchases                                                        28
  Minimum Investment Required                                            28
  What Shares Cost                                                       29
  Reducing the Sales Charge                                              30
  Systematic Investment Program                                          31
  Certificates and Confirmations                                         31
  Dividends and Distributions                                            32

EXCHANGE PRIVILEGE                                                       32

  Exchanging Shares                                                      32

REDEEMING SHARES                                                         33

  Through the Bank                                                       33
  Systematic Withdrawal Program                                          34
  Accounts With Low Balances                                             34

SHAREHOLDER INFORMATION                                                  35

  Voting Rights                                                          35

EFFECT OF BANKING LAWS                                                   36

TAX INFORMATION                                                          36

  Federal Income Tax                                                     36
  Additional Tax Information for
     Municipal Income Fund                                               37
  Other State and Local Taxes                                            37

PERFORMANCE INFORMATION                                                  37

ADDRESSES                                                                39

SYNOPSIS
--------------------------------------------------------------------------------

The Trust was established as a Massachusetts business trust under a Declaration of Trust dated February 7, 1992. The Declaration of Trust permits the Trust to offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. The shares in any one portfolio may be offered in separate classes. Shares of the Funds are designed for retail and trust customers of Deposit Guaranty National Bank and its affiliates as a convenient means of participating in professionally managed, diversified portfolios.

As of the date of this prospectus, the Trust is composed of nine portfolios. The following six portfolios are offered in this prospectus:

     - DG Equity Fund ("Equity Fund")--seeks to provide long-term capital appreciation (and current income as a secondary objective) by investing at least 70% of its assets in equity securities including large capitalization stocks that, in the opinion of the adviser, have potential to provide for capital appreciation and current income;

     - DG Opportunity Fund ("Opportunity Fund")--seeks to provide capital appreciation by investing primarily in a portfolio of equity securities comprising the small capitalization sector of the United States equity market;

     - DG International Equity Fund ("International Equity Fund")--seeks to provide capital appreciation by investing primarily in a portfolio of non-U.S. securities, of which a substantial portion will be equity securities of companies in economically developed countries that Lazard Asset Management ("Lazard" or the "Sub-Adviser") considers inexpensively priced relative to the return on total capital or equity;

     - DG Limited Term Government Income Fund ("Limited Term Fund")--seeks to provide current income, while maintaining a weighted-average duration which will at all times be limited to between one and three years;

     - DG Government Income Fund ("Government Income Fund")--seeks to provide current income by investing primarily in securities which are guaranteed as to payment of principal and interest by the U.S. government or U.S. government agencies or instrumentalities; and

     - DG Municipal Income Fund ("Municipal Income Fund")--seeks to provide dividend income that is exempt from federal regular income tax by investing primarily in municipal securities.

For information on how to purchase shares of any of the Funds, please refer to "Investing in the Funds." A minimum initial investment of $1,000 is required for each Fund. Subsequent investments must be in amounts of at least $100. Shares of each Fund are sold at net asset value plus any applicable sales charge, and are redeemed at net asset value. Information on redeeming shares may be found under "Redeeming Shares." The Funds are advised by ParkSouth Corporation (the "Adviser"). International Equity Fund is sub-advised by Lazard and Opportunity Fund is sub-advised by Womack Asset Management, Inc. ("Womack" or the "Sub-Adviser").

YEAR 2000 STATEMENT

Like other mutual funds and business organizations worldwide, the Funds' service providers (among them, the Adviser, Sub-Adviser, distributor, administrator and transfer agent) must ensure that their computer systems are adjusted to properly process and calculate date-related information from and after January 1, 2000. Many software programs and, to the lesser extent, the computer hardware in use today cannot distinguish the year 2000 from the year 1900. Such a design flaw could have a negative impact in the handling of securities trades, pricing and accounting services. The Funds and their service providers are actively working on necessary changes to computer systems to deal with the year 2000 issue and believe that systems will be year 2000 compliant when required. Analysis continues regarding the financial impact of instituting a year 2000 compliant program on the Funds' operations.

RISK FACTORS

Investors should be aware of the following general considerations: market values of fixed income securities, which constitute a major part of the investments of some Funds, may vary inversely in response to changes in prevailing interest rates. The foreign securities in which some Funds may invest may be subject to certain risks in addition to those inherent in U.S. investments. Shareholders of Municipal Income Fund may be subject to the federal alternative minimum tax on that part of its dividends derived from interest on certain municipal securities. One or more Funds may make certain investments and employ certain investment techniques that involve other risks, including entering into repurchase agreements, lending portfolio securities and entering into financial futures contracts and related options as hedges. These risks and those associated with investing in mortgage-backed securities, when-issued securities, options, and variable rate securities are described under "Objective and Policies of Each Fund" and "Portfolio Investments and Strategies."

SUMMARY OF FUND EXPENSES
--------------------------------------------------------------------------------

                        SHAREHOLDER TRANSACTION EXPENSES

                                                                                       DG               DG          DG
                                           DG          DG             DG          LIMITED TERM      GOVERNMENT   MUNICIPAL
                                         EQUITY   INTERNATIONAL   OPPORTUNITY   GOVERNMENT INCOME     INCOME      INCOME
                                          FUND     EQUITY FUND       FUND             FUND             FUND        FUND
                                         ------   -------------   -----------   -----------------   ----------   ---------
Maximum Sales Charge Imposed on
  Purchases (as a percentage of
  offering price).................       3.50%         None          3.50%            2.00%           2.00%        2.00%
Maximum Sales Charge Imposed on
  Reinvested Dividends (as a
  percentage of offering price)...        None         None           None             None            None         None
Contingent Deferred Sales Charge
  (as a percentage of original
  purchase price or redemption
  proceeds, as applicable)........        None         None           None             None            None         None
Redemption Fee (as a percentage of
  amount redeemed, if
  applicable).....................        None         None           None             None            None         None
Exchange Fee......................        None         None           None             None            None         None
                                              ANNUAL FUND OPERATING EXPENSES
                                         (As a percentage of average net assets)
Management Fee (after
  waiver)(1)......................       0.75%        0.50%          0.84%            0.44%           0.54%        0.29%
12b-1 Fees(2).....................       0.00%        0.00%          0.00%            0.00%           0.00%        0.00%
Total Other Expenses (after
  waiver)(3)......................       0.24%        1.27%          0.36%            0.36%           0.26%        0.47%
  Shareholder Services Fees.......       0.15%        0.15%          0.15%            0.15%           0.15%        0.15%
    Total Fund Operating
      Expenses(4).................       0.99%        1.77%          1.20%            0.80%           0.80%        0.76%


(1) The management fees of DG International Equity Fund, DG Opportunity Fund, DG
Limited Term Government Income Fund, DG Government Income Fund, and DG Municipal
Income Fund have been reduced to reflect the voluntary waivers by the Adviser.
The Adviser can terminate these voluntary waivers at any time at its sole discretion. The maximum management fees for these Funds are 1.00%, 0.95%, 0.60%, 0.60%, and 0.60%.

(2) As of the date of this prospectus, the Funds are not paying or accruing
12b-1 fees. The Funds will not accrue or pay 12b-1 fees until a separate class of shares has been created for certain institutional investors. DG Equity Fund, DG Opportunity Fund, DG Limited Term Government Income Fund, DG Government
Income Fund, and DG Municipal Income Fund could each pay 0.35% as a 12b-1 fee to the distributor. DG International Equity Fund could pay 0.25% as a 12b-1 fee to the distributor.

(3) Other expenses for DG Municipal Income Fund have been reduced to reflect the voluntary waiver of a portion of the administration fee. The administrator can terminate this voluntary waiver at any time at its sole discretion. The maximum
Total Other Expenses for DG Municipal Income Fund was 0.54%.

(4) Total Fund Operating Expenses above for the DG International Equity Fund, DG
Opportunity Fund, DG Limited Term Government Income Fund, and DG Government
Income Fund would have been 2.27%, 1.31%, 0.96%, and 0.86%, respectively absent the voluntary waiver described in note (1) above. Total Fund Operating Expenses above for DG Municipal Income Fund would have been 1.14% absent the voluntary waivers described in note (1) and note (3) above.

    THE PURPOSE OF THIS TABLE IS TO ASSIST AN INVESTOR IN UNDERSTANDING THE VARIOUS COSTS AND EXPENSES THAT A SHAREHOLDER OF THE FUNDS WILL BEAR, EITHER DIRECTLY OR INDIRECTLY. FOR MORE COMPLETE DESCRIPTIONS OF THE VARIOUS COSTS AND EXPENSES, SEE "DG INVESTOR SERIES INFORMATION" AND "INVESTING IN THE FUNDS." Wire-transferred redemptions of less than $5,000 may be subject to additional fees.

                          EXAMPLE                               1 Year     3 Years     5 Years    10 Years
                          -------                              --------   ---------   ---------   ---------
You would pay the following expenses on a $1,000 investment
  assuming (1) 5% annual return, (2) redemption at the end
  of each time period, and (3) payment of the maximum sales
  charge. The Funds charge no contingent deferred sales
  charges.
  DG Equity Fund............................................     $45         $65         $88        $152
  DG International Equity Fund..............................     $18         $56         $96        $208
  DG Opportunity Fund.......................................     $47         $72         $99        $175
  DG Limited Term Government Income Fund....................     $28         $45         $64        $117
  DG Government Income Fund.................................     $28         $45         $64        $117
  DG Municipal Income Fund..................................     $28         $44         $61        $112

    THE ABOVE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD.

The following table has been audited by KPMG Peat Marwick LLP, the Funds' independent auditors. Their report dated April 10, 1998 on the Funds' financial statements and financial highlights is included in the Annual Report dated February 28, 1998. This table should be read in conjunction with the Funds' financial statements and notes thereto, which may be obtained from the Funds.


                                                      NET REALIZED
                                                     AND UNREALIZED                 DISTRIBUTIONS
                            NET ASSET      NET        GAIN/(LOSS)       TOTAL      TO SHAREHOLDERS    DISTRIBUTIONS
                             VALUE,     INVESTMENT   ON INVESTMENTS      FROM         FROM NET       TO SHAREHOLDERS
        YEAR ENDED          BEGINNING     INCOME      AND FOREIGN     INVESTMENT     INVESTMENT      IN EXCESS OF NET
    FEBRUARY 28 OR 29,      OF PERIOD     (LOSS)       CURRENCIES     OPERATIONS       INCOME        INVESTMENT LOSS
---------------------------------------------------------------------------------------------------------------------
DG EQUITY FUND
1993(a)                      $10.00        0.12           0.52           0.64           (0.10)               --
1994                         $10.54        0.14           0.38           0.52           (0.14)               --
1995                         $10.87        0.16           0.71           0.87           (0.16)               --
1996                         $11.41        0.16           3.63           3.79           (0.17)               --
1997                         $14.49        0.14           2.54           2.68           (0.14)               --
1998                         $16.68        0.11           6.48           6.59           (0.11)               --
DG INTERNATIONAL EQUITY FUND
1998(c)                      $10.00       (0.02)*         0.49           0.47              --             (0.01)
DG OPPORTUNITY FUND
1995(b)                      $10.00        0.02           1.17           1.19           (0.02)               --
1996                         $11.15          --           3.30           3.30              --                --
1997                         $12.79       (0.03)          1.60           1.57              --                --
1998                         $13.53       (0.05)          4.90           4.85              --                --
DG LIMITED TERM GOVERNMENT INCOME
  FUND
1993(a)                      $10.00        0.36           0.07           0.43           (0.36)               --
1994                         $10.07        0.52          (0.17)          0.35           (0.52)               --
1995                         $ 9.87        0.49          (0.23)          0.26           (0.48)               --
1996                         $ 9.65        0.54           0.15           0.69           (0.54)               --
1997                         $ 9.80        0.52          (0.08)          0.44           (0.53)               --
1998                         $ 9.71        0.51           0.07           0.58           (0.51)               --
DG GOVERNMENT INCOME FUND
1993(a)                      $10.00        0.37           0.25           0.62           (0.37)               --
1994                         $10.25        0.55          (0.09)          0.46           (0.55)               --
1995                         $ 9.90        0.54          (0.44)          0.10           (0.53)               --
1996                         $ 9.47        0.58           0.41           0.99           (0.59)               --
1997                         $ 9.87        0.57          (0.18)          0.39           (0.57)               --
1998                         $ 9.69        0.55           0.38           0.93           (0.55)               --
DG MUNICIPAL INCOME FUND
1993(d)                      $10.00        0.07           0.49           0.56           (0.05)               --
1994                         $10.51        0.48           0.08           0.56           (0.49)               --
1995                         $10.57        0.49          (0.43)          0.06           (0.48)               --
1996                         $10.15        0.49           0.50           0.99           (0.48)               --
1997                         $10.66        0.49          (0.07)          0.42           (0.48)               --
1998                         $10.59        0.47           0.32           0.79           (0.47)               --
---------------------------------------------------------------------------------------------------------------------

                             DISTRIBUTIONS
                            TO SHAREHOLDERS
                               FROM NET
                             REALIZED GAIN
                             ON INVESTMENT
                             TRANSACTIONS
        YEAR ENDED            AND FOREIGN
    FEBRUARY 28 OR 29,        CURRENCIES
--------------------------  ---------------
DG EQUITY FUND
1993(a)                             --
1994                             (0.05)
1995                             (0.17)
1996                             (0.54)
1997                             (0.35)
1998                             (0.15)
DG INTERNATIONAL EQUITY FU
1998(c)                             --
DG OPPORTUNITY FUND
1995(b)                          (0.02)
1996                             (1.66)
1997                             (0.83)
1998                             (2.54)
DG LIMITED TERM GOVERNMENT
  FUND
1993(a)                             --
1994                             (0.03)
1995                                --
1996                                --
1997                                --
1998                                --
DG GOVERNMENT INCOME FUND
1993(a)                             --
1994                             (0.25)
1995                                --
1996                                --
1997                                --
1998                                --
DG MUNICIPAL INCOME FUND
1993(d)                             --
1994                             (0.01)
1995                                --
1996                                --
1997                             (0.01)
1998                             (0.02)
--------------------------

 * Per share information presented is based upon the monthly average number of shares outstanding.


(a) Reflects operations for the period from August 3, 1992 (date of initial public investment) to February 28, 1993.

(b) Reflects operations for the period from August 1, 1994 (date of initial public investment) to February 28, 1995.

(c) Reflects operations for the period from August 15, 1997 (date of initial public investment) to February 28, 1998.


(d) Reflects operations for the period from December 29, 1992 (date of initial public investment) to February 28, 1993.

--------------------------------------------------------------------------------

   DISTRIBUTIONS
  TO SHAREHOLDERS                                                         RATIOS TO AVERAGE NET ASSETS
     IN EXCESS                                                -----------------------------------------------------
      OF NET                         NET ASSET                                NET                      NET ASSETS,    PORTFOLIO
   REALIZED GAIN        TOTAL       VALUE, END      TOTAL                 INVESTMENT      EXPENSE     END OF PERIOD   TURNOVER
  ON INVESTMENTS    DISTRIBUTIONS    OF PERIOD    RETURN(e)   EXPENSES   INCOME/(LOSS)   WAIVER(g)    (000 OMITTED)     RATE
  -----------------------------------------------------------------------------------------------------------------------------
          --            (0.10)        $10.54         6.40%      0.51%(f)      2.15%(f)      0.53%(f)    $181,239          28%
          --            (0.19)        $10.87         4.99%      0.96%         1.38%         0.01%       $284,203           7%
          --            (0.33)        $11.41         8.23%      0.95%         1.54%           --        $259,998           1%
          --            (0.71)        $14.49        33.73%      0.94%         1.24%           --        $385,145          15%
          --            (0.49)        $16.68        18.79%      0.92%         0.95%           --        $490,392           7%
          --            (0.26)        $23.01        39.74%      0.99%         0.54%           --        $715,631           6%
          --            (0.01)        $10.46         4.71%      1.77%(f)     (0.48)%(f)     0.50%(f)    $ 26,533          21%
          --            (0.04)        $11.15        11.84%      0.79%(f)      0.06%(f)      1.34%(f)    $ 36,664          45%
          --            (1.66)        $12.79        31.42%      1.17%           --          0.35%       $ 53,477         154%
          --            (0.83)        $13.53        12.08%      1.14%        (0.24)%        0.16%       $ 80,527         116%
          --            (2.54)        $15.84        37.81%      1.20%        (0.39)%        0.11%       $122,872         180%
          --            (0.36)        $10.07         4.43%      0.50%(f)      6.25%(f)      0.42%(f)    $ 99,921          18%
          --            (0.55)        $ 9.87         3.52%      0.59%         5.21%         0.29%       $116,600          76%
          --            (0.48)        $ 9.65         2.72%      0.63%         5.00%         0.25%       $ 96,216          14%
          --            (0.54)        $ 9.80         7.34%      0.69%         5.49%         0.20%       $ 93,276          56%
          --            (0.53)        $ 9.71         4.66%      0.68%         5.39%         0.20%       $ 84,385          28%
          --            (0.51)        $ 9.78         6.16%      0.80%         5.21%         0.16%       $ 59,137          42%
          --            (0.37)        $10.25         6.40%      0.50%(f)      6.45%(f)      0.41%(f)    $111,435          78%
       (0.01)(h)        (0.81)        $ 9.90         4.55%      0.70%         5.34%         0.19%       $118,695          49%
          --            (0.53)        $ 9.47         1.20%      0.68%         5.79%         0.15%       $168,313          31%
          --            (0.59)        $ 9.87        10.70%      0.72%         5.96%         0.10%       $184,226          87%
          --            (0.57)        $ 9.69         4.07%      0.70%         5.82%         0.10%       $249,618           7%
          --            (0.55)        $10.07         9.90%      0.80%         5.62%         0.06%       $270,404          25%
          --            (0.05)        $10.51         5.65%      0.48%(f)      4.11%(f)      1.02%(f)    $ 15,644          93%
          --            (0.50)        $10.57         5.34%      0.74%         4.60%         0.67%       $ 34,435           9%
          --            (0.48)        $10.15         0.81%      0.75%         4.93%         0.41%       $ 41,542           9%
          --            (0.48)        $10.66         9.96%      0.70%         4.65%         0.47%       $ 44,578          20%
          --            (0.49)        $10.59         4.12%      0.70%         4.69%         0.46%       $ 46,928           9%
          --            (0.49)        $10.89         7.70%      0.76%         4.40%         0.38%       $ 48,579           6%

   DISTRIBUTIONS
  TO SHAREHOLDERS
     IN EXCESS
      OF NET        AVERAGE
   REALIZED GAIN   COMMISSION
  ON INVESTMENTS    PAID(I)
  ---------------  ----------
          --             --
          --             --
          --        $0.0653
          --        $0.0761
          --        $0.0627
          --        $0.0273
          --             --
          --        $0.0098
          --        $0.0568
          --        $0.0630
          --             --
          --             --
          --             --
       (0.01)(h)         --
          --             --
          --             --
          --             --
          --             --
          --             --

--------------------------------------------------------------------------------

(e) Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge, if applicable.

(f) Computed on an annualized basis.

(g) This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.

(h) This distribution does not represent a return of capital for federal tax purposes.


(i) Represents total commissions paid on portfolio securities divided by total portfolio shares purchased or sold on which commissions were charged. This disclosure is required for fiscal years beginning on or after September 1, 1995.

OBJECTIVE AND POLICIES OF EACH FUND
--------------------------------------------------------------------------------

The investment objective and policies of each Fund appear below. The investment objective of a Fund cannot be changed without the approval of holders of a majority of that Fund's shares. While there is no assurance that a Fund will achieve its investment objective, it endeavors to do so by following the investment policies described in this prospectus.

Unless indicated otherwise, the investment policies and limitations of a Fund may be changed by the Board of Trustees ("Trustees") without approval of shareholders. Shareholders will be notified before any material change in these policies becomes effective.

Additional information about investment limitations, strategies that one or more Funds may employ, and certain investment policies mentioned below, appears in the "Portfolio Investments and Strategies" section of this Prospectus and in the Statement of Additional Information.

EQUITY FUND

The primary investment objective of Equity Fund is to provide long-term capital appreciation. Current income is a secondary objective. Equity Fund pursues its investment objectives by investing at least 70% of its assets in equity securities. The equity securities in which the Equity Fund may invest include, but are not limited to, large capitalization stocks which, in the opinion of the Adviser, have potential to provide for capital appreciation and current income. Issuers of large capitalization stocks have equity market valuation in excess of $1 billion.

ACCEPTABLE INVESTMENTS.  Consistent with the above, Equity Fund may invest in:

     - common stock of U.S. companies which are either listed on the New York or American Stock Exchange or traded in over-the-counter markets, preferred stock of such companies, warrants, and preferred stock convertible into common stock of such companies;

     - investments in American Depositary Receipts ("ADRs") of foreign companies traded on the New York Stock Exchange or in the over-the-counter market. (For a description of certain risks associated with investing in foreign companies, see "International Equity Fund-Risks Associated with Investing in Foreign Companies.");

     - convertible bonds rated at least BBB by Standard & Poor's ("S&P") or Fitch IBCA, Inc. ("Fitch"), or at least Baa by Moody's Investors Service, Inc. ("Moody's"), or, if not rated, are determined by the Adviser to be of comparable quality;

     - money market instruments rated A-1 or A-2 by S&P, Prime-1 or Prime-2 by Moody's, or F-1 or F-2 by Fitch;

     - fixed rate notes and bonds and adjustable and variable rate notes of companies whose common stock it may acquire rated BBB or better by S&P or Baa or better by Moody's;

     - zero coupon convertible securities; and

     - obligations, including certificates of deposit and bankers' acceptances, of banks or savings associations having at least $1 billion in deposits as of the date of their most recently published financial statements and which are insured by the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), both of which are administered by the Federal Deposit Insurance Corporation ("FDIC"), including U.S. branches of foreign banks and foreign branches of U.S. banks.

CONVERTIBLE SECURITIES. Convertible securities are fixed income securities which may be exchanged or converted into a predetermined number of the issuer's underlying common stock at the option of the holder during a specified time period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants, or a combination of the features of several of these securities. The investment characteristics of each convertible security vary widely, which allows convertible securities to be employed for different investment objectives.

Equity Fund will exchange or convert the convertible securities held in its portfolio into shares of the underlying common stock in instances in which, in the Adviser's opinion, the investment characteristics of the underlying common shares will assist Equity Fund in achieving its investment objective. Otherwise, Equity Fund may hold or trade convertible securities. In selecting convertible securities for Equity Fund, the Adviser evaluates the investment characteristics of the convertible security as a fixed income instrument and the investment potential of the underlying equity security for capital appreciation. In evaluating these matters with respect to a particular convertible security, the Adviser considers numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer's profits, and the issuer's management capability and practices.

CERTAIN OTHER PORTFOLIO STRATEGIES. Equity Fund may also invest or engage in repurchase agreements, securities of foreign issuers, put and call options, futures contracts and options on futures, lending of portfolio securities, when-issued and delayed delivery transactions, temporary investments and securities of other investment companies. See "Portfolio Investments and Strategies."

OPPORTUNITY FUND

The investment objective of Opportunity Fund is to provide capital appreciation. Opportunity Fund pursues its investment objective by investing primarily in a portfolio of equity securities comprising the small capitalization sector of the United States equity market. In the Adviser's opinion, small capitalization stocks have special value in the marketplace and can provide greater growth of principal than large capitalization stocks, but will not necessarily do so. Opportunity Fund attempts to select companies whose potential for capital appreciation exceeds that of larger capitalization stocks commensurate with increased risk. Under normal market conditions, Opportunity Fund intends to invest at least 65% of its total assets in equity securities of companies that have a market value capitalization of less than $1 billion.

In pursuing its investment objective, Opportunity Fund will employ investment strategies that utilize a fundamental growth-oriented approach along with technical analysis and valuation relative to the S&P 500 and the stock market to select the small capitalization stocks which will comprise Opportunity Fund's investment portfolio.

ACCEPTABLE INVESTMENTS. Opportunity Fund may invest in common stocks, convertible bonds, ADRs, money market instruments, fixed rate notes and bonds and adjustable and variable rate notes, and obligations of banks or savings associations of the kind that are described under "Equity Fund-Acceptable Investments." (For a description of certain risks associated with investing in foreign companies, see "International Equity Fund-Risks Associated with Investing in Foreign Companies.")

INVESTMENT RISKS. As with other mutual funds that invest primarily in equity securities, Opportunity Fund is subject to market risks. That is, the possibility exists that common stocks will decline over short or even extended periods of time. The United States equity market tends to be cyclical, experiencing both periods when stock prices generally increase and periods when stock prices generally decrease. However, because Opportunity Fund invests primarily in small capitalization stocks, there are some additional risk factors associated with investments in Opportunity Fund. In particular, stocks in the small capitalization sector of the United States equity market have historically been more volatile in price than larger capitalization stocks, such as those included in the S&P 500 Composite Stock Price Index ("S&P 500 Index"). This is because, among other things, small companies have less certain growth prospects than larger companies; have a lower degree of liquidity in the equity market; and tend to have a greater sensitivity to changing economic conditions. Further, in addition to exhibiting greater volatility, the stocks of small companies may, to some degree, fluctuate independently of the stocks of large companies. That is, the stocks of small companies may decline in price as the prices of large company stocks rise or vice versa. Therefore, investors should expect that Opportunity Fund will be more volatile than, and may fluctuate independently of, broad stock market indices such as the S&P 500 Index.

PORTFOLIO TURNOVER. Although Opportunity Fund does not intend to invest for the purpose of seeking short-term profits, securities in the portfolio will be sold whenever the Adviser or Sub-Adviser believes it is appropriate to do so in light of Opportunity Fund's investment objective, without regard to the length of time a particular security may have been held. A high portfolio turnover rate may lead to increased costs and may also result in higher taxes paid by Opportunity Fund's shareholders. During the fiscal years ended February 28, 1998 and February 28, 1997, Opportunity Fund's portfolio turnover rates were 180% and 116%, respectively.

CERTAIN PORTFOLIO STRATEGIES. Opportunity Fund may also invest or engage in repurchase agreements, securities of foreign issuers, put and call options, futures contracts and options on futures, when-issued and delayed delivery transactions, lending of portfolio securities, temporary investments and securities of other investment companies. See "Portfolio Investments and Strategies."

INTERNATIONAL EQUITY FUND

The investment objective of International Equity Fund is to seek capital appreciation. International Equity pursues its investment objective by investing primarily in non-U.S. securities. A substantial portion of these will be equity securities of companies in economically developed countries that Lazard considers inexpensively priced relative to the return on total capital or equity.

ACCEPTABLE INVESTMENTS. The International Equity Fund will normally invest at least 65%, and under normal market conditions substantially all, of its total assets in equity securities denominated in foreign currencies, including European Currency Units, of issuers located in at least three countries outside of the United States and sponsored or unsponsored ADRs, Global Depositary Receipts ("GDRs"), and European Depositary Receipts ("EDRs"). In addition, International Equity Fund may invest up to 40% of its total assets in equity securities of companies located in countries having emerging markets. International Equity Fund may also purchase corporate and government fixed income securities denominated in currencies other than U.S. dollars; enter into forward commitments, repurchase agreements, and foreign currency transactions; maintain reserves in foreign or U.S. money market instruments; and purchase options and financial futures contracts.

EQUITY SECURITIES. International Equity Fund will commit its assets primarily to equity securities. In selecting investments for International Equity Fund, Lazard Asset Management attempts to identify inexpensive markets worldwide through traditional measures of value, including low price to earnings ratio, high yield, unrecognized assets, potential for management change and/or the potential to improve profitability. In addition, the Sub-Adviser seeks to identify companies that it believes are financially productive and undervalued in those markets. The Sub-Adviser focuses on individual stock selection (a "bottom-up" approach) rather than on forecasting stock market trends (a "top-down" approach).

The Sub-Adviser recognizes that some of the best opportunities are in securities not generally followed by investment professionals. Thus, the Sub-Adviser relies on its research capabilities and also maintains a dialogue with foreign brokers and with the management of foreign companies in an effort to gather the type of "local knowledge" that it believes is critical to successful investment abroad. To this end, the Sub-Adviser communicates with its affiliates, Lazard & Cie. in Paris, Lazard Brothers & Co. Ltd. in London and Lazard Japan Asset Management K.K. in Tokyo, for information concerning current business trends, as well as for a better understanding of the management of local businesses. The information supplied by these affiliates of the Sub-Adviser will be limited to statistical and factual information, advice regarding economic factors and trends or advice as to occasional transactions in specific securities.

FIXED INCOME AND OTHER SECURITIES. As a temporary defensive position, International Equity Fund may invest up to 100% of its total assets in fixed income securities, warrants, or other obligations of foreign companies or governments, if they appear to offer potential higher return. Fixed income securities include preferred stock, convertible securities, bonds, notes, or other debt securities which are investment grade or higher. However, in no event will International Equity Fund invest more than 25% of its total assets in the debt securities of any one foreign country.

The high-quality debt securities in which International Equity Fund will invest will possess a minimum credit rating of A as assigned by S&P or A by Moody's, or, if unrated, will be judged by the Adviser or Sub-Adviser to be of comparable quality. Because the average quality of International Equity Fund's debt securities should remain constantly between A and AAA, International Equity Fund will seek to avoid the adverse consequences that may arise for some debt securities in difficult economic circumstances. Downgraded securities will be evaluated on a case by case basis by the Sub-Adviser. The Sub-Adviser will determine whether or not the security continues to be an acceptable investment. If not, the security will be sold.

The prices of fixed income securities generally fluctuate inversely to the direction of interest rates.

DEPOSITARY RECEIPTS. International Equity Fund may invest in foreign issuers by purchasing sponsored or unsponsored ADRs, GDRs, and EDRs. ADRs are depositary receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs and GDRs are typically issued by foreign banks or trust companies, although they also may be issued by United States banks or trust companies, and evidence ownership of underlying securities issued by either a foreign or a United States corporation. Generally, depositary receipts in registered form are designed for use in the United States securities market and depositary receipts in bearer form are designed for use in securities markets outside the United States. Depositary receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. Ownership of unsponsored depositary receipts may not entitle International Equity Fund to financial or other reports from the issuer of the underlying security, to which it would be entitled as the owner of sponsored depositary receipts.

FORWARD COMMITMENTS. Forward commitments are contracts to purchase securities for a fixed price at a date beyond customary settlement time. International Equity Fund may enter into these contracts if liquid securities in amounts sufficient to meet the purchase price are segregated on International Equity Fund's records at the trade date and maintained until the transaction has been settled. Risk is involved if the value of the security declines before settlement. Although International Equity Fund enters into forward commitments with the intention of acquiring the security, it may dispose of the commitment prior to settlement and realize short-term profit or loss.

MONEY MARKET INSTRUMENTS. International Equity Fund may invest in U.S. and foreign short-term money market instruments, including interest-bearing call deposits with banks, government obligations, certificates of deposit, bankers' acceptances, commercial paper, short-term corporate debt securities, and repurchase agreements. The commercial paper in which International Equity Fund invests will be rated A-1 by S&P or P-1 by Moody's. These investments may be used to temporarily invest cash received from the sale of International Equity Fund shares, to establish and maintain reserves (up to 100% of International Equity Fund's assets) for temporary defensive purposes, or to take advantage of market opportunities. Investments in the World Bank, Asian Development Bank, or Inter-American Development Bank are not anticipated.

FOREIGN CURRENCY TRANSACTIONS. International Equity Fund will enter into foreign currency transactions to obtain the necessary currencies to settle securities transactions. Currency transactions may be conducted either on a spot or cash basis at prevailing rates or through forward foreign currency exchange contracts.

International Equity Fund may also enter into foreign currency transactions to protect Fund assets against adverse changes in foreign currency exchange rates or exchange control regulations. Such changes could unfavorably affect the value of Fund assets which are denominated in foreign currencies, such as foreign securities or funds deposited in foreign banks, as measured in U.S. dollars. Although foreign currency exchanges may be used by International Equity Fund to protect against a decline in the value of one or more currencies, such efforts may also limit any potential gain that might result from a relative increase in the value of such currencies and might, in certain cases, result in losses to International Equity Fund.


FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. A forward foreign currency exchange contract ("forward contract") is an obligation to purchase or sell an amount of a particular currency at a specific price and on a future date agreed upon by the parties.

Generally, no commission charges or deposits are involved. At the time International Equity Fund enters into a forward contract, Fund assets with a value equal to the Fund's obligation under the forward contract are segregated on the Fund's records and are maintained until the contract has been settled. International Equity Fund will not enter into a forward contract with a term of more than one year. International Equity Fund will generally enter into a forward contract to provide the proper currency to settle a securities transaction at the time the transaction occurs ("trade date"). The period between the trade date and settlement date will vary between 24 hours and 30 days, depending upon local custom.

International Equity Fund may also protect against the decline of a particular foreign currency by entering into a forward contract to sell an amount of that currency approximating the value of all or a portion of International Equity Fund's assets denominated in that currency ("hedging"). The success of this type of short-term hedging strategy is highly uncertain due to the difficulties of predicting short-term currency market movements and of precisely matching forward contract amounts and the constantly changing value of the securities involved. Although the Adviser will consider the likelihood of changes in currency values when making investment decisions, the Adviser believes that it is important to be able to enter into forward contracts when it believes the interests of International Equity Fund will be served. International Equity Fund will not enter into forward contracts for hedging purposes in a particular currency in an amount in excess of the Fund's assets denominated in that currency.

SHORT SALES. International Equity Fund intends to sell securities it owns or has a right to acquire short from time to time, subject to certain restrictions. A short sale occurs when a borrowed security is sold in anticipation of a decline in its price. If the decline occurs, shares equal in number to those sold short can be purchased at the lower price. If the price increases, the higher price must be paid. The purchased shares are then returned to the original lender. Risk arises because no loss limit can be placed on the transaction. When International Equity Fund enters into a short sale, assets, equal to the market price of the securities sold short or any lesser price at which the Fund can obtain such securities, are segregated on the Fund's records and maintained until the Fund meets its obligations under the short sale.

EMERGING MARKET SECURITIES. International Equity Fund may invest up to 40% of its total assets in equity securities of companies located in countries having emerging markets. International Equity Fund's Sub-Adviser considers countries having emerging markets to be all countries that are generally considered to have developing or emerging markets or economies. Furthermore, the Sub-Adviser considers emerging market countries to be all countries considered by the International Bank for Reconstruction and Development (more commonly known as the World Bank) and the International Finance Corporation, as well as countries that are classified by the United Nations or otherwise regarded by their authorities, as developing.

Generally included in emerging markets are all countries in the world except Australia, Canada, Japan, New Zealand, the United States, and most western European countries. The International Equity Fund will focus on countries which the Sub-Adviser believes to have strongly developing economies and markets including, among others, the following countries: Argentina, Bolivia, Botswana, Brazil, Chile, China, Colombia, Cyprus, Czech Republic, Ecuador, Egypt, Ghana, Greece, Hong Kong, Hungary, India, Indonesia, Jamaica, Jordan, Kenya, Korea, Malaysia, Mauritius, Mexico, Morocco, Nigeria, Oman, Pakistan, Peru, Philippines, Poland, Russia, Singapore, Slovakia, South Africa, Sri Lanka, Swaziland, Taiwan, Thailand, Tunisia, Turkey, Uruguay, Venezuela, and Zimbabwe. International Equity Fund may invest in countries other than those defined above, if , in the opinion of the Sub-Adviser, they are considered to have emerging markets. While the Sub-Adviser considers the above-mentioned countries eligible for investment, International Equity Fund will not be invested in all such markets at all times.

Furthermore, International Equity Fund may not pursue investment in such countries if, in the opinion of the Sub-Adviser, any of the following conditions prevail: lack of adequate custody of the Fund's assets, overly burdensome restrictions and repatriation, lack of an organized and liquid market, or unacceptable political or other risks.

Emerging markets companies are defined as (i) those for which the principal securities trading market is an emerging market country, as described above;
(ii) those which are organized under the laws of, or with a principal office in, an emerging market country; or (iii) those, wherever organized or traded, who derive (directly or indirectly through subsidiaries) at least 50% of their total assets, capitalization, gross revenue or profit from its most current year from goods produced, services performed, or sales made in such emerging market countries.

RISKS ASSOCIATED WITH INVESTING IN FOREIGN COMPANIES. Investing in non-U.S. securities carries substantial risks in addition to those associated with domestic investments. In an attempt to reduce some of these risks, International Equity Fund diversifies its investments among foreign countries. At least three different countries will always be represented.

The economies of foreign countries may differ from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, and balance of payments position. Further, the economies of emerging market countries generally are heavily dependent on international trade and, accordingly, have been, and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been, and may continue to be, adversely affected by economic conditions in the countries with which they trade.

Prior governmental approval for foreign investments may be required under certain circumstances in some countries, and the extent of foreign investment in certain debt securities and domestic companies may be subject to limitation. Foreign ownership limitations also may be imposed by the charters of individual companies to prevent, among other concerns, violation of foreign investment limitations.

Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. International Equity Fund could be adversely affected by delays in, or a refusal to grant, any required governmental registration or approval for such repatriation. Any investment subject to such repatriation controls will be considered illiquid if it appears reasonably likely that this process will take more than seven days.

With respect to any foreign country, there is the possibility of nationalization, expropriation or confiscatory taxation, political changes, governmental regulation, social instability or diplomatic developments (including war) which could affect adversely the economies of such countries or the value of International Equity Fund's investments in those countries. In addition, it may be difficult to obtain and enforce a judgment in a court outside of the United States.

Brokerage commissions, custodial services, and other costs relating to investment may be more expensive than in the United States. Foreign markets may have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of International Equity Fund to make intended security purchases due to settlement problems could cause International Equity Fund to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems could result either in losses to International Equity Fund due to subsequent declines in value of the portfolio security or, if International Equity Fund has entered into a contract to sell the security, could result in possible liability to the purchaser.

Other differences between investing in foreign and U.S. companies include:

     - less publicly available information about foreign companies;

     - the lack of uniform accounting, auditing, and financial reporting standards and practices or regulatory requirements comparable to those applicable to U.S. companies;

     - less readily available market quotations on foreign companies;

     - differences in government regulation and supervision of foreign stock exchanges, brokers, listed companies, and banks;

     - differences in legal systems which may affect the ability to enforce contractual obligations or obtain court judgments;

     - the limited size of many foreign securities markets and limited trading volume in issuers compared to the volume of trading in U.S. securities, which could cause prices to be erratic for reasons apart from factors that affect the quality of securities;

     - the likelihood that foreign securities may be less liquid or more volatile;

     - higher foreign brokerage commissions;

     - unreliable mail service between countries;

     - political or financial changes which adversely affect investments in some countries;

     - increased risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities;

     - requirements of certain markets that payment for securities be made before delivery;

     - religious and ethnic instability; and

     - certain national policies which may restrict the Fund's investment opportunities, including those restricting investment in issuers or industries deemed sensitive to national interests.

ADDITIONAL RISKS ASSOCIATED WITH INVESTING IN EMERGING MARKETS. Investing in securities of issuers in emerging market countries involves exposure to significantly higher risk than investing in countries with developed markets. Emerging market countries may have economic structures that are generally less diverse and mature and political systems that can be expected to be less stable than those of developed countries.

Securities prices in emerging market countries can be significantly more volatile than in developed countries, reflecting the greater uncertainties of investing in lesser developed markets and economies. In particular, emerging market countries may have relatively unstable governments, and may present a greater risk of nationalization of businesses, expropriation, confiscatory taxation or, in certain instances, reversion to closed market, centrally planned economies. Such countries may also have greater restrictions on foreign ownership or prohibitions on the repatriation of assets, and may have less protection of property rights, than developed countries.

The economies of emerging market countries may be predominantly based on only a few industries or dependent on revenues from particular commodities or on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. In addition, securities markets in emerging market countries may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially resulting in a lack of liquidity and in volatility in the price of securities traded on those markets. Also, securities markets in emerging market countries typically offer less regulatory protection for investors.

U.S. GOVERNMENT POLICIES. In the past, U.S. government policies have discouraged or restricted certain investments abroad by investors such as International Equity Fund. Investors are advised that when such policies are instituted, International Equity Fund will abide by them.

CURRENCY RISKS. Because the majority of the securities purchased by International Equity Fund are denominated in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect International Equity Fund's net asset value; the value of interest earned; gains and losses realized on the sales of securities; and net investment income and capital gain, if any, to be distributed to shareholders by International Equity Fund. If the value of a foreign currency rises against the U.S. dollar, the value of International Equity Fund's assets denominated in that currency will increase; correspondingly, if the value of a foreign currency declines against the U.S. dollar, the value of International Equity Fund's assets denominated in that currency will decrease.

The exchange rates between the U.S. dollar and foreign currencies are a function of such factors as supply and demand in the currency exchange markets, international balances of payments, governmental interpretation, speculation and other economic and political conditions. Although International Equity Fund values its assets daily in U.S. dollars, International Equity Fund will not convert its holdings of foreign currencies to U.S. dollars daily. When International Equity Fund converts its holdings to another currency, it may incur conversion costs. Foreign exchange dealers may realize a profit on the difference between the price at which they buy and sell currencies.

NON-DIVERSIFICATION. International Equity Fund is a non-diversified investment portfolio. As such, there is no limit on the percentage of assets which can be invested in any single issuer. An investment in International Equity Fund, therefore, will entail greater risk than would exist in a diversified portfolio of securities because the higher percentage of investments among fewer issuers may result in greater fluctuation in the total market value of International Equity Fund's portfolio. Any economic, political, or regulatory developments affecting the value of the securities in International Equity Fund's portfolio will have a greater impact on the total value of the portfolio than would be the case if the portfolio was diversified among more issuers.

International Equity Fund intends to comply with Subchapter M of the Internal Revenue Code, as amended. This undertaking requires that at the end of each quarter of the taxable year, with regard to at least 50% of International Equity Fund's total assets, no more than 5% of its total assets are invested in the securities of a single issuer; and beyond that, that no more than 25% of its total assets are invested in the securities of a single issuer.

CERTAIN PORTFOLIO STRATEGIES. International Equity Fund may also invest or engage in put and call options, futures contracts and options on futures, repurchase agreements, lending of portfolio securities, when-issued and delayed delivery transactions and securities of other investment companies. See "Portfolio Investments and Strategies."

LIMITED TERM FUND

The investment objective of Limited Term Fund is current income, while maintaining a weighted-average duration which will at all times be limited to between one and three years. Limited Term Fund pursues its investment objective by investing primarily in securities which are guaranteed as to payment of principal and interest by the U.S. government or U.S. government agencies or instrumentalities. Limited Term Fund may also invest in corporate bonds, asset-backed securities and bank instruments. Under normal circumstances, Limited Term Fund will invest at least 65% of the value of its total assets in U.S. government securities.

The net asset value of Limited Term Fund is expected to fluctuate with changes in interest rates and bond market conditions, although this fluctuation should be more moderate than that of a fund with a longer average portfolio maturity. The Adviser, however, will attempt to minimize principal fluctuation through, among other things, diversification, careful credit analysis and security selection, and adjustments of Limited Term Fund's average portfolio maturity. In periods of rising interest rates and falling bond prices, the Adviser may shorten Limited Term Fund's average duration to minimize the effect of declining bond values on its net asset value.

ACCEPTABLE INVESTMENTS. The U.S. government securities in which Limited Term Fund will invest include:

     - direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes, and bonds;

     - notes, bonds, and discount notes issued or guaranteed by U.S. government agencies and instrumentalities supported by the full faith and credit of the United States;

     - notes, bonds, and discount notes of U.S. government agencies or instrumentalities which receive or have access to federal funding; and

     - notes, bonds, and discount notes of other U.S. government instrumentalities supported only by the credit of the instrumentalities.

Some obligations issued or guaranteed by agencies or instrumentalities of the U.S. government are backed by the full faith and credit of the U.S. Treasury. No assurances can be given that the U.S. government will provide financial support to other agencies or instrumentalities, since it is not obligated to do so. These instrumentalities are supported by:

     - the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury;

     - the discretionary authority of the U.S. government to purchase certain obligations of an agency or instrumentality; or

     - the credit of the agency or instrumentality.

CORPORATE BONDS. Limited Term Fund may invest in issues of corporate debt obligations which are rated in one of the three highest categories by a nationally recognized statistical rating organization (rated Aaa, Aa, or A by Moody's; AAA, AA, or A by S&P or by Fitch, or which are of comparable quality in the judgment of the Adviser).


MORTGAGE-BACKED SECURITIES. Mortgage-backed securities are securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. There are currently three basic types of mortgage-backed securities: (i) those issued or guaranteed by the U.S. government or one of its agencies or instrumentalities, such as the Government National Mortgage Association ("Ginnie Mae"), the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"); (ii) those issued by private issuers that represent an interest in or are collateralized by mortgage-backed securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities; and (iii) those issued by private issuers that represent an interest in or are collateralized by whole loans or mortgage-backed securities without a government guarantee but usually having some form of private credit enhancement.

     COLLATERALIZED MORTGAGE OBLIGATIONS. Collateralized mortgage obligations ("CMOs") are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by Ginnie Mae, Fannie Mae or Freddie Mac Certificates, but may be collateralized by whole loans or private pass-through securities.

     Limited Term Fund and Government Income Fund will only invest in CMOs which are rated AAA by a nationally recognized rating agency, and which may be:
     (a) collateralized by pools of mortgages in which each mortgage is guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. government; (b) collateralized by pools of mortgages in which payment of principal and interest is guaranteed by the issuer and such guarantee is collateralized by U.S. government securities; or (c) securities in which the proceeds of the issuance are invested in mortgage securities and payment of the principal and interest are supported by the credit of an agency or instrumentality of the U.S. government.

ASSET-BACKED SECURITIES. Asset-backed securities have structural characteristics similar to mortgage-backed securities but have underlying assets that are not mortgage loans or interests in mortgage loans. Limited Term Fund may invest in asset-backed securities rated A or higher by a nationally recognized rating agency. The collateral for such securities will consist of motor vehicle installment purchase obligations and credit card receivables. These securities may be in the form of pass-through instruments or asset-backed bonds. The securities are issued by non-governmental entities and carry no direct or indirect government guarantee.

BANK INSTRUMENTS. Limited Term Fund only invests in bank instruments issued by an institution having capital, surplus and undivided profits over $100 million, or insured by BIF or SAIF.

AVERAGE PORTFOLIO DURATION. Although Limited Term Fund will not maintain a stable net asset value, the Adviser will seek to limit, to the extent consistent with its investment objective of current income, the magnitude of fluctuations in Limited Term Fund's net asset value by limiting the dollar-weighted average duration of the portfolio. Although the dollar-weighted average duration will not exceed three years, the weighted average maturity of Limited Term Fund's portfolio could be longer than three years. Generally, the duration of a security is shorter than the maturity of a security. A typical security makes coupon payments prior to its maturity date and duration takes into account the timing of a security's cash flow. Duration is a commonly used measure of the potential volatility of the price of a debt security, or the aggregate market value of a portfolio of debt securities, prior to maturity.


Securities with shorter durations generally have less volatile prices than securities of comparable quality with longer durations. Limited Term Fund should be expected to maintain a higher average duration during periods of falling interest rates, and a lower average duration during periods of rising interest rates.

CERTAIN OTHER PORTFOLIO STRATEGIES. Limited Term Fund may also invest or engage in put and call options, temporary investments, repurchase agreements, lending of portfolio securities, when-issued and delayed delivery transactions and securities of other investment companies. See "Portfolio Investments and Strategies."

GOVERNMENT INCOME FUND

The investment objective of Government Income Fund is current income. Government Income Fund pursues its investment objective by investing primarily in securities which are guaranteed as to payment of principal and interest by the U.S. government or U.S. government agencies or instrumentalities. Government Income Fund may also invest in corporate bonds, asset-backed securities and bank instruments. Under normal circumstances, Government Income Fund will invest at least 65% of the value of its total assets in U.S. government securities.

ACCEPTABLE INVESTMENTS. Government Income Fund may invest in U.S. government securities, corporate bonds, mortgage-backed securities (including collateralized mortgage obligations), asset-backed securities and bank instruments of the kind described under "Limited Term Fund-Acceptable Investments."

CERTAIN OTHER PORTFOLIO STRATEGIES. Government Income Fund may also invest or engage in put and call options, temporary investments, repurchase agreements, lending of portfolio securities, when-issued and delayed delivery transactions and securities of other investment companies. See "Portfolio Investments and Strategies."

MUNICIPAL INCOME FUND

The investment objective of Municipal Income Fund is to provide dividend income that is exempt from federal regular income tax. Interest income of Municipal Income Fund that is exempt from federal regular income tax retains its tax-free status when distributed to Municipal Income Fund's shareholders. Municipal Income Fund pursues its investment objective by investing in municipal securities. As a matter of investment policy, which may not be changed without shareholder approval, under normal circumstances, Municipal Income Fund will be invested so that at least 80% of the income from investments will be exempt from federal regular income tax or that at least 80% of its net assets are invested in obligations, the interest from which is exempt from federal regular income tax.

ACCEPTABLE INVESTMENTS. The municipal securities in which Municipal Income Fund invests are:

     - debt obligations and municipal leases issued by or on behalf of any state, territory, or possession of the United States, including the District of Columbia, or any political subdivision of any of them; and

     - participation interests, as described below, in any of the above obligations, the interest from which is, in the opinion of bond counsel for the issuers or in the opinion of officers of Municipal Income Fund and/or the Adviser, exempt from federal regular income tax.


CHARACTERISTICS. The municipal securities in which Municipal Income Fund invests are:

     - rated "investment grade," i.e., Baa or better by Moody's, or BBB or better by S&P or Fitch;

     - guaranteed at the time of purchase by the U.S. government, its agencies or instrumentalities, as to the payment of principal and interest;

     - fully collateralized by an escrow of U.S. government or other securities acceptable to the Adviser;

     - rated at the time of purchase within Moody's highest short-term municipal obligation rating (MIG1/VMIG1) or Moody's highest municipal commercial paper rating (P-1) or S&P's highest short-term municipal commercial paper rating (SP-1) or Fitch's highest tax-exempt municipal obligation rating (FIN-1);

     - unrated if, at the time of purchase, longer term municipal securities of the issuer are rated Baa or better by Moody's or BBB or better by S&P or Fitch (however, investments in unrated securities will not exceed 20% of Municipal Income Fund's total assets); or

     - determined by the Adviser to be equivalent to municipal securities which are rated Baa or better by Moody's or BBB or better by S&P or Fitch.

It should be noted that securities rated BBB by S&P or Baa by Moody's are considered to have speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to weakened capacity to make principal and interest payments than higher rated bonds. A description of the rating categories is contained in the Appendix to the Statement of Additional Information. The prices of fixed income securities fluctuate inversely to the direction of interest rates.

PARTICIPATION INTERESTS. Municipal Income Fund may purchase participation interests from financial institutions such as commercial banks, savings associations, and insurance companies. These participation interests give Municipal Income Fund an undivided interest in municipal securities. The financial institutions from which Municipal Income Fund purchases participation interests frequently provide or secure irrevocable letters of credit or guarantees to assure that the participation interests are of high quality. The Trustees will determine that participation interests meet the prescribed quality standards for Municipal Income Fund.

VARIABLE RATE MUNICIPAL SECURITIES. Municipal Income Fund may purchase municipal securities that have variable interest rates. Variable interest rates are ordinarily stated as a percentage of a published interest rate, interest rate index, or some similar standard, such as the 91-day U.S. Treasury bill rate.

Many variable rate municipal securities are subject to payment of principal on demand by Municipal Income Fund, usually in not more than seven days. All variable rate municipal securities will meet the quality standards for Municipal Income Fund.

MUNICIPAL LEASES. Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities and may be considered to be illiquid. They may take the form of a lease, an installment purchase contract, or a conditional sales contract.

TEMPORARY INVESTMENTS. From time to time, on a temporary basis, or when the Adviser determines that market conditions call for a temporary defensive posture, Municipal Income Fund may invest in short-term tax-exempt or taxable temporary investments. These temporary investments include: fixed or variable rate notes issued by or on behalf of municipal or corporate issuers; obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; other debt securities; securities of other investment companies; commercial paper; certificates of deposit, demand and time deposits, bankers' acceptances, deposit notes, and other instruments of domestic and foreign banks and other deposit institutions ("Bank Instruments"); and repurchase agreements (arrangements in which the institution selling Municipal Income Fund a bond or temporary investment agrees at the time of sale to repurchase it at a mutually agreed upon time and price). There are no rating requirements applicable to temporary investments.

Although Municipal Income Fund is permitted to make taxable, temporary investments, there is no current intention of generating income subject to federal regular income tax.

OTHER INVESTMENT TECHNIQUES. Municipal Income Fund may purchase a right to sell a security held by it back to the issuer or to another party at an agreed upon price at any time during a stated period or on a certain date. These rights may be referred to as "liquidity puts" or "standby commitments."

MUNICIPAL SECURITIES. Municipal securities are generally issued to finance public works such as airports, bridges, highways, housing, hospitals, mass transportation projects, schools, streets, and water and sewer works. They are also issued to repay outstanding obligations, to raise funds for general operating expenses, and to make loans to other public institutions and facilities.

Municipal securities include industrial development bonds issued by or on behalf of public authorities to provide financing aid to acquire sites or construct and equip facilities for privately or publicly owned corporations. The availability of this financing encourages these corporations to locate within the sponsoring communities and thereby increases local employment.

The two principal classifications of municipal securities are "general obligation" and "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its full faith and credit and taxing power for the payment of principal and interest. Interest on and principal of revenue bonds, however, are payable only from the revenue generated by the facility financed by the bond or other specified sources of revenue. Revenue bonds do not represent a pledge of credit or create any debt of or charge against the general revenues of a municipality or public authority. Industrial development bonds are typically classified as revenue bonds.

INVESTMENT RISKS. Yields on municipal securities depend on a variety of factors, including: the general conditions of the money market and the taxable and municipal bond markets; the size of the particular offering; the maturity of the obligations; and the rating of the issue. The ability of Municipal Income Fund to achieve its investment objective also depends on the continuing ability of the issuers of municipal securities and participation interests, or the guarantors of either, to meet their obligations for the payment of interest and principal when due.

CERTAIN OTHER PORTFOLIO STRATEGIES. Municipal Income Fund may also invest or engage in when-issued and delayed delivery transactions, lending of portfolio securities and securities of other investment companies. See "Portfolio Investments and Strategies."


PORTFOLIO INVESTMENTS AND STRATEGIES
--------------------------------------------------------------------------------

PUT AND CALL OPTIONS

Equity Fund, Opportunity Fund, International Equity Fund, Limited Term Fund and Government Income Fund may purchase and sell (write) put and call options on their portfolio of securities either as a hedge to attempt to protect securities which the Funds hold, or will be purchasing, against decreases or increases in value, or to generate income for the Fund. The Funds may write call options on securities either held in their portfolio or which they have the right to obtain without payment of further consideration or for which they have segregated cash in the amount of any additional consideration. In the case of put options written by the Funds, the Trust's custodian will segregate cash, U.S. Treasury obligations, or highly liquid debt securities with a value equal to or greater than the exercise price of the underlying securities.

The Funds are authorized to invest in put and call options that are traded on securities exchanges. The Funds may also purchase and write over-the-counter options ("OTC options") on portfolio securities in negotiated transactions with the buyers or writers of the options when options on some of the portfolio securities held by the Funds are not traded on an exchange. The Funds will purchase and write OTC options only with investment dealers and other financial institutions (such as commercial banks or savings associations) deemed creditworthy by the Adviser or Sub-Adviser.

OTC options are two-party contracts with price and terms negotiated between buyer and seller. In contrast, exchange-traded options are third-party contracts with standardized strike prices and expiration dates and are purchased from a clearing corporation. Exchange-traded options have a continuous liquid market while OTC options may not.

Opportunity Fund will not buy call options or write put options without further notification to shareholders. Although Limited Term Fund and Government Income Fund reserve the right to write covered call options on their entire portfolios, they will not write options on more than 25% of their respective total assets unless a higher limit is authorized by the Trustees.

FUTURES CONTRACTS AND OPTIONS ON FUTURES

Equity Fund, Opportunity Fund and International Equity Fund may purchase and sell financial futures contracts and stock index futures contracts to hedge all or a portion of their respective portfolio securities against changes in interest rates or securities prices. Financial futures contracts on securities call for the delivery of particular securities at a certain time in the future. The seller of the contract agrees to make delivery of the type of instrument called for in the contract, and the buyer agrees to take delivery of the instrument at the specified future time. A financial futures contract on a securities index does not involve the actual delivery of securities, but merely requires the payment of a cash settlement based on changes in the securities index. Limited Term Fund and Government Income Fund may also attempt to hedge their portfolios by entering into financial futures contracts, but will notify shareholders before they begin engaging in these transactions.

Equity Fund, Opportunity Fund, International Equity Fund, Limited Term Fund and Government Income Fund may also write call options and purchase put options on financial futures contracts as a hedge to attempt to protect securities in their respective portfolio against decreases in value resulting from anticipated increases in market interest rates or broad declines in securities prices. When a Fund writes a call option on a financial futures contract, it is undertaking the obligation of selling the financial futures contract at a fixed price at any time during a specified period if the option is exercised. Conversely, as a purchaser of a put option on a financial futures contract, a Fund is entitled (but not obligated) to sell a financial futures contract at the fixed price during the life of the option.

Equity Fund, Opportunity Fund, International Equity Fund, Limited Term Fund and Government Income Fund Fund may also write put options and purchase call options on financial futures contracts as a hedge against rising purchase prices of securities eligible for purchase by a Fund. A Fund will use these transactions to attempt to protect its ability to purchase securities in the future at price levels existing at the time it enters into the transactions. When a Fund writes a put option on a futures contract, it is undertaking to buy a particular futures contract at a fixed price at any time during a specified period if the option is exercised. As a purchaser of a call option on a futures contract, a Fund is entitled (but not obligated) to purchase a futures contract at a fixed price at any time during the life of the option.

A Fund may not purchase or sell financial futures contracts or options on financial futures contracts if, immediately thereafter, the sum of the amount of initial margin deposits on a Fund's existing financial futures positions and premiums paid for related options would exceed 5% of the fair market value of a Fund's total assets, after taking into account the unrealized profits and losses on those contracts it has entered into. When a Fund purchases financial futures contracts, an amount of cash and cash equivalents, equal to the underlying commodity value of the financial futures contracts (less any related margin deposits), will be deposited in a segregated account with the Fund's custodian to collateralize the position and, thereby, insure that the use of such financial futures contracts is unleveraged.

RISKS. When the Funds use futures and options on futures as hedging devices, there is a risk that the prices of the securities subject to the futures contracts may not correlate perfectly with the prices of the securities in the Funds' portfolios. This may cause the futures contract and any related options to react differently than the portfolio securities to market changes. In addition, the Adviser could be incorrect in its expectations about the direction or extent of market factors, such as interest rate and stock price movements. In these events, the Funds may lose money on the futures contract or option.

It is not certain that a secondary market for positions in futures contracts or options will exist at all times. Although the Adviser will consider liquidity before entering into options transactions, there is no assurance that a liquid secondary market will exist for any particular futures contract or option at any particular time. The Funds' ability to establish and close out futures and options positions depends on this secondary market.

REPURCHASE AGREEMENTS

With the exception of Municipal Income Fund, certain securities in which the Funds invest may be purchased pursuant to repurchase agreements. Repurchase agreements are arrangements in which banks, broker/dealers, and other recognized financial institutions sell U.S. government securities to the Funds and agree at the time of sale to repurchase them at a mutually agreed upon time and price. To the extent that the seller does not repurchase the securities from the Funds, the Funds could receive less than the repurchase price on any sale of such securities.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS

The Funds may purchase securities on a when-issued or delayed delivery basis. These transactions are arrangements in which the Funds purchase securities with payment and delivery scheduled for a future time. The seller's failure to complete these transactions may cause the Funds to miss a price or yield considered to be advantageous. Settlement dates may be a month or more after entering into these transactions, and the market values of the securities purchased may vary from the purchase prices.

The Funds may dispose of a commitment prior to settlement if the Adviser deems it appropriate to do so. In addition, the Funds may enter into transactions to sell their purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates. The Funds may realize short-term profits or losses upon the sale of such commitments.

LENDING OF PORTFOLIO SECURITIES

In order to generate additional income, the Funds may lend portfolio securities on a short-term or long-term basis, or both, to broker/dealers, banks, or other institutional borrowers of securities. The Funds will only enter into loan arrangements with broker/dealers, banks, or other institutions which the Adviser or Sub-Adviser has determined are creditworthy under guidelines established by the Trustees, and will receive collateral in the form of cash or U.S. government securities equal to at least 100% of the value of the securities loaned at all times.

TEMPORARY INVESTMENTS

For defensive purposes only, the Funds (with the exception of Municipal Income Fund, which may invest in temporary investments described under "Municipal Income Fund-Temporary Investments" and International Equity Fund, which may invest in temporary investments described under "International Equity Fund-Money Market Instruments" and "Fixed Income and Other Securities") may invest temporarily in cash and cash items during times of unusual market conditions and to maintain liquidity. Cash items may include short-term obligations such as:

     - commercial paper rated A-1 or A-2 by S&P, Prime-1 or Prime-2 by Moody's, or F-1 or F-2 by Fitch;

     - obligations of the U.S. government or its agencies or instrumentalities; and

     - repurchase agreements.

INVESTING IN SECURITIES OF OTHER INVESTMENT COMPANIES

The Funds may invest their assets in securities of other investment companies as an efficient means of carrying out their investment policies. It should be noted that investment companies incur certain expenses, such as management fees, and, therefore, any investment by the Funds in shares of other investment companies may be subject to such duplicate expenses.

RESTRICTED AND ILLIQUID SECURITIES

The Funds may invest in restricted securities. Restricted securities are any securities in which a Fund may otherwise invest pursuant to its investment objective and policies but which are subject to restrictions on resale under federal securities law. However, the Funds will not invest more than 15% of their respective net assets in illiquid securities, including certain restricted securities not determined by the Trustees to be liquid; over-the-counter options (for those Funds which are permitted to invest in options); and repurchase agreements providing for settlement in more than seven days after notice.

FIXED INCOME SECURITIES

The Funds may invest in fixed income securities. The prices of fixed income securities fluctuate inversely in relation to the direction of interest rates. The prices of longer-term fixed income securities fluctuate more widely in response to market interest rate changes. Bonds rated "BBB" by S&P or "Baa" by Moody's have speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to weakened capacity to make principal and interest payments than higher rated bonds. Downgraded securities will be evaluated on a case by case basis by the Adviser. The Adviser will determine whether or not the security continues to be an acceptable investment. If not, the security may be sold.

INVESTMENT LIMITATIONS
--------------------------------------------------------------------------------

Equity Fund, Opportunity Fund, Limited Term Fund, Government Income Fund and Municipal Income Fund will not:

     - borrow money directly or through reverse repurchase agreements (arrangements in which a Fund sells a portfolio instrument for a percentage of its cash value with an agreement to buy it back on a set date) or pledge securities except, under certain circumstances, the Funds may borrow money and engage in reverse repurchase agreements in amounts up to one-third of the value of their respective total assets and pledge up to 15% of the value of their respective total assets to secure such borrowings.

International Equity Fund will not:

     - borrow money or pledge securities except, under certain circumstances, the Fund may borrow up to one-third of the value of its total assets and pledge up to 15% of the value of those assets to secure such borrowings; or

     - permit margin deposits for financial futures contracts held by the Fund, plus premiums paid by it for open options on financial futures contracts, to exceed 5% of the fair market value of the Fund's total assets, after taking into account the unrealized profits and losses on those contracts.

The above limitations cannot be changed without shareholder approval.

DG INVESTOR SERIES INFORMATION
--------------------------------------------------------------------------------

MANAGEMENT OF THE TRUST

BOARD OF TRUSTEES. The Trust is managed by a Board of Trustees. The Trustees are responsible for managing the Trust's business affairs and for exercising all of the powers of the Trust except those reserved for the shareholders. The Executive Committee of the Board of Trustees handles the Trustees' responsibilities between meetings of the Trustees.


INVESTMENT ADVISER. Pursuant to an investment advisory contract with the Trust, investment decisions for the Funds are made by the Funds' investment adviser, ParkSouth Corporation, subject to direction by the Trustees. The Adviser (in consultation with Lazard Asset Management, the Sub-Adviser with respect to International Equity Fund and Womack Asset Management, Inc., the Sub-Adviser with respect to Opportunity Fund), continually conducts investment research and supervision for the Funds and is responsible for the purchase and sale of portfolio instruments.

ADVISORY FEES. The Funds' Adviser receives an annual investment advisory fee at annual rates equal to percentages of the relevant Fund's average net assets as follows: Equity Fund--0.75%; Opportunity Fund--0.95%; International Equity Fund--1.00%; and Limited Term Fund, Government Income Fund and Municipal Income Fund--0.60%. The Adviser may voluntarily choose to waive a portion of its fee or reimburse the Funds for certain operating expenses. The Adviser can terminate this voluntary waiver of its advisory fees at any time at its sole discretion.

ADVISER'S BACKGROUND. ParkSouth Corporation is a registered investment adviser providing investment management services to individuals and institutional clients. ParkSouth Corporation is a subsidiary of Deposit Guaranty National Bank (the "Bank"), a national banking association founded in 1925 which, in turn, is a subsidiary of Deposit Guaranty Corp. ("DGC"). Through its subsidiaries and affiliates, DGC offers a full range of financial services to the public, including commercial lending, depository services, cash management, brokerage services, retail banking, mortgage banking, investment advisory services and trust services.

On or about May 1, 1998, DGC merged with First American Corporation, another bank holding company. Under the Investment Company Act of 1940 (the "Act"), this merger resulted in the assignment and termination of the Funds' investment advisory contract with ParkSouth and each of the sub-advisory agreements described below. Pursuant to an exemptive order granted to the Funds by the SEC, the Funds entered into a new investment advisory contract with ParkSouth and sub-advisory agreements with each of the Sub-Advisers, without the approval of shareholders. The new contracts are substantially identical to the old investment advisory and sub-advisory contracts. The Funds have undertaken to seek shareholder approval of the new contracts prior to September 30, 1998.

The Adviser manages, in addition to the Funds in the DG Investor Series, $320 million in common trust fund assets as of December 31, 1997. The Adviser (which succeeded to the investment advisory business of the Bank in 1997), or the Bank, have served as the adviser to the Trust since May 5, 1992.

As part of its regular banking operations, the Bank may make loans to public companies. Thus, it may be possible, from time to time, for the Funds to hold or acquire the securities of issuers which are also lending clients of the Bank. The lending relationships will not be a factor in the selection of securities.

John Mark McKenzie has been with the Bank since 1984 and is a Senior Vice President with the Adviser. Previously, Mr. McKenzie was associated with a Jackson bank as a trust officer. He received a B.B.A. in Banking and Finance and a J.D. from the University of Mississippi. He is a member of the Mississippi Chapter of the Memphis Society of Financial Analysts, and is a member of the Mississippi State and Hinds County Bar Associations. Mr. McKenzie has managed Limited Term Fund and Government Income Fund since August 1, 1992, and has managed the Municipal Income Fund since February, 1997.


Ronald E. Lindquist has been with the Bank since 1978 and is a Senior Vice President with the Adviser. Mr. Lindquist's primary area of responsibility is the management of the Equity Fund. He received his B.S. in Finance from Florida State University and a M.S.M. in Finance from Florida International University. Mr. Lindquist has managed the Equity Fund since its inception on August 1, 1992.

LAZARD. With respect to International Equity Fund, under the terms of a sub-advisory agreement between the Adviser and Lazard, Lazard will make all determinations with respect to the investment of assets of International Equity Fund, and shall take such steps as may be necessary to implement the same, including the placement of purchase and sale orders on behalf of International Equity Fund.

LAZARD FEES. For its services under the sub-advisory agreement, Lazard receives an annual fee from the Adviser equal to 0.50% of the average daily net assets of International Equity Fund. The sub-advisory fee is accrued daily and paid monthly.

LAZARD'S BACKGROUND. Lazard Asset Management is a division of Lazard & Co. LLC, a New York limited liability company, which is registered as an investment adviser with the SEC and is a member of the New York, American and Midwest Stock Exchanges. The Sub-Adviser provides investment management services to client discretionary accounts with assets totaling approximately $60 billion as of December 31, 1997. Its clients are both individuals and institutions.

Herbert W. Gullquist is a Managing Director of the Sub-Adviser and has been with the Sub-Adviser since 1982, during which time he has managed various client discretionary accounts. Mr. Gullquist has co-managed International Equity Fund since March 31, 1997 (the Fund's inception date).

John R. Reinsberg is a Managing Director of the Sub-Adviser and has been with the Sub-Adviser since 1992, during which time he has managed various client discretionary accounts. Prior thereto, Mr. Reinsberg was Executive Vice President of General Electric Investment Company. Mr. Reinsberg has co-managed International Equity Fund since March 31, 1997.

WOMACK. With respect to Opportunity Fund, under the terms of a Sub-Advisory Agreement between the Adviser and Womack, Womack will determine whether to purchase or sell securities for Opportunity Fund, and upon making any purchase or sale decision for Opportunity Fund, will place orders for the execution of such portfolio transactions.

WOMACK FEES. For its services under the Sub-Advisory Agreement, Womack receives a monthly fee based on the average daily net assets of Opportunity Fund under management by the Sub-Adviser during the preceding month, as described below. The sub-advisory fee shall be the sum of: 0.32% of the average daily net assets up to $50 million; 0.075% of the average daily net assets in excess of $50 million and up to $70 million; and 0.25% of the average daily net assets in excess of $70 million. The sub-advisory fee will be accrued daily, and for any period in which Womack provides portfolio management services for less than one full month, the sub-advisory fee will be prorated by the number of days of the month during which the services were rendered.

WOMACK'S BACKGROUND. Womack Asset Management, Inc., based in Jackson, Mississippi, is a registered investment adviser formed in 1997 by William A. Womack, who also became the portfolio manager for Opportunity Fund on July 21, 1997. Mr. Womack, until February 1997, had been Senior Vice President and Trust Investment Officer of the Bank, which is the parent corporation of the Adviser and which, prior to March 1, 1997, was the adviser to the Funds. From March 1984 to August 1994, Mr. Womack served as portfolio manager of Opportunity Fund's predecessor, a common trust fund, formerly managed by the Bank. Mr. Womack was Opportunity Fund's portfolio manager from August 1994 to February 1997, and DG Municipal Income Fund's portfolio manager from December 1992 to February 1997. In February 1997, Mr. Womack left the Bank in order to establish and operate the Sub-Adviser.

DISTRIBUTION OF FUND SHARES

Federated Securities Corp. is the principal distributor for shares of the Funds. It is a Pennsylvania corporation organized on November 14, 1969, and is the principal distributor for a number of investment companies. Federated Securities Corp. is a subsidiary of Federated Investors, Inc.

DISTRIBUTION AND SHAREHOLDER SERVICES PLANS. Under a distribution plan adopted in accordance with the Investment Company Act Rule 12b-1 (the "Plan"), the Funds may pay to the distributor an amount computed at an annual rate of 0.35% (0.25% in the case of International Equity Fund) of the average daily net asset value of the Funds to finance any activity which is principally intended to result in the sale of shares subject to the Plan. The distributor may select financial institutions such as banks, fiduciaries, custodians for public funds, investment advisers, and broker/dealers ("brokers") to provide distribution and/or administrative services as agents for their clients or customers. The Funds, with the exception of International Equity Fund, will not accrue or pay 12b-1 fees until a separate class of shares has been created for certain institutional investors.

The distributor may from time to time and for such periods as it deems appropriate, voluntarily reduce its compensation under the Plan to the extent the expenses attributable to the shares exceed such lower expense limitations as the distributor may, by notice to the Trust, voluntarily declare to be effective.

The distributor will pay financial institutions a fee based upon shares subject to the Plan and owned by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid will be determined from time to time by the distributor.

The Funds' Plan is a compensation type plan. As such, the Funds make no payments to the distributor except as described above. Therefore, the Funds do not pay for unreimbursed expenses of the distributor, including amounts expended by the distributor in excess of amounts received by it from the Funds, interest, carrying or other financing charges in connection with excess amounts expended, or the distributor's overhead expenses. However, the distributor may be able to recover such amounts or may earn a profit from future payments made by the Funds under the Plan.

In addition, the Funds have adopted a Shareholder Services Plan (the "Services Plan") with respect to its shares. Under the Services Plan, financial institutions will enter into shareholder service agreements with the Funds to provide administrative support services to their customers who from time to time may be owners of record or beneficial owners of the shares. In return for providing these support services, a financial institution may receive payments from each Fund at a rate not exceeding 0.15% of the average daily net assets of the shares beneficially owned by the financial institution's customers for whom it is holder of record or with whom it has a servicing relationship. These administrative services may include, but are not limited to, the provision of personal services and maintenance of shareholder accounts.


The Glass-Steagall Act prohibits a depository institution (such as a commercial bank or a savings association) from being an underwriter or distributor of most securities. In the event the Glass-Steagall Act is deemed to prohibit depository institutions from acting in the administrative capacities described above or should Congress relax current restrictions on depository institutions, the Trustees will consider appropriate changes in the services.

ADMINISTRATIVE ARRANGEMENTS. The distributor may pay financial institutions a fee with respect to the average net asset value of shares held by their customers for providing administrative services. This fee, if paid, will be reimbursed by the Adviser and not the Funds.

ADMINISTRATION OF THE FUNDS
--------------------------------------------------------------------------------

ADMINISTRATIVE SERVICES. Federated Administrative Services, which is a subsidiary of Federated Investors, provides the Funds with the administrative personnel and services necessary to operate the Funds. Such services include shareholder servicing and certain legal and accounting services. Federated Administrative Services provides these at an annual rate as specified below:

     MAXIMUM                   AVERAGE AGGREGATE DAILY
ADMINISTRATIVE FEE             NET ASSETS OF THE TRUST
------------------       -----------------------------------
      0.15%                   on the first $250 million
      0.125%                  on the next $250 million
      0.10%                   on the next $250 million
      0.075%                  on assets in excess of $750 million

The administrative fee received during any fiscal year shall aggregate at least $100,000 per Fund. Federated Administrative Services may choose voluntarily to waive a portion of its fee at any time.

BROKERAGE TRANSACTIONS

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser and, if applicable, Sub-Adviser look for prompt execution of the order at a favorable price. In working with dealers, the Adviser and Sub-Adviser will generally utilize those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. In selecting among firms believed to meet these criteria, the Adviser and Sub-Adviser may give consideration to those firms which have sold or are selling shares of the Funds and other funds distributed by Federated Securities Corp. The Adviser and Sub-Adviser make decisions on portfolio transactions and selects brokers and dealers subject to review by the Trustees.

EXPENSES OF THE FUNDS

Each Fund pays all of its own expenses and its allocable share of Trust expenses. These expenses include, but are not limited to the cost of: organizing the Trust and continuing its existence; registering the Trust and its shares; Trustees' fees; meetings of Trustees and shareholders and proxy solicitations therefor; auditing, accounting, and legal services; investment advisory and administrative services; custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; issuing, purchasing, repurchasing, and redeeming shares; reports to government agencies; preparing, printing and mailing documents to shareholders such as financial statements, prospectuses and proxies; taxes and commissions; insurance premiums; association membership dues; and such non-recurring and extraordinary items as may arise.

NET ASSET VALUE
--------------------------------------------------------------------------------

The Funds' net asset value per share fluctuates. It is determined by dividing the sum of the market value of all securities and other assets, less liabilities, by the number of shares outstanding.


The net asset value for the Funds is determined as of the close of trading (normally 4:00 p.m., Eastern time), on the New York Stock Exchange, Monday through Friday, except on: (i) days on which there are not sufficient changes in the value of the Funds' portfolio securities that their net asset value might be materially affected; (ii) days during which no shares are tendered for redemption and no orders to purchase shares are received; or (iii) the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day.


INVESTING IN THE FUNDS
--------------------------------------------------------------------------------

SHARE PURCHASES

Fund shares are sold on days on which the New York Stock Exchange and the Federal Reserve Wire System are open for business. Fund shares may be ordered by telephone through procedures established with the Bank in connection with qualified account relationships. Such procedures may include arrangements under which certain accounts are swept periodically and amounts exceeding an agreed upon minimum are invested automatically in Fund shares. The Funds reserve the right to reject any purchase request.

THROUGH THE BANKS. To place an order to purchase shares of the Funds, open an account by calling Deposit Guaranty National Bank at (800) 748-8500. Information needed to establish the account will be taken over the telephone.

Payment may be made by either check, federal funds or by debiting a customer's account at the Bank.

Purchase orders must be received by 4:00 p.m. (Eastern time). Payment is required before 4:00 p.m. (Eastern time) on the next business day in order to earn dividends for that day.

MINIMUM INVESTMENT REQUIRED

The minimum initial investment in the Funds is $1,000. Subsequent investments may be in amounts of $100 or more. The Funds may waive the initial minimum investment for employees of Deposit Guaranty Corp. and its affiliates from time to time.


WHAT SHARES COST

Shares of Equity Fund and Opportunity Fund are sold at their net asset value next determined after an order is received, plus a sales charge as follows:

                                                  SALES CHARGE AS         SALES CHARGE AS
                                                  A PERCENTAGE OF         A PERCENTAGE OF
    AMOUNT OF TRANSACTION                         PUBLIC OFFERING       NET AMOUNT INVESTED
    ---------------------                         ---------------       -------------------
    Less than $100,000........................         3.50%                   3.63%
    $100,000 but less than $250,000...........         3.00%                   3.09%
    $250,000 but less than $500,000...........         2.50%                   2.56%
    $500,000 but less than $750,000...........         2.00%                   2.04%
    $750,000 but less than $1 million.........         1.50%                   1.52%
    $1 million but less than $2 million.......         0.50%                   0.50%
    $2 million or more........................         0.25%                   0.25%

Shares of Limited Term Fund, Government Income Fund and Municipal Income Fund are sold at their net asset value next determined after an order is received, plus a sales charge as follows:

                                                  SALES CHARGE AS         SALES CHARGE AS
                                                  A PERCENTAGE OF         A PERCENTAGE OF
    AMOUNT OF TRANSACTION                         PUBLIC OFFERING       NET AMOUNT INVESTED
    ---------------------                         ---------------       -------------------
    Less than $100,000........................         2.00%                   2.04%
    $100,000 but less than $250,000...........         1.75%                   1.78%
    $250,000 but less than $500,000...........         1.50%                   1.52%
    $500,000 but less than $750,000...........         1.25%                   1.27%
    $750,000 but less than $1 million.........         1.00%                   1.01%
    $1 million but less than $2 million.......         0.50%                   0.50%
    $2 million or more........................         0.25%                   0.25%

Shares of International Equity Fund are sold at their net asset value, without a sales charge, next determined after an order is received.

PURCHASES AT NET ASSET VALUE. Shares of Equity Fund, Opportunity Fund, Limited Term Fund, Government Income Fund and Municipal Income Fund may be purchased at net asset value, without a sales charge by: the Trust Division of the Bank for funds which are held in a fiduciary, agency, custodial or similar capacity; non-trust customers of financial advisers; Trustees and employees of the Funds, the Bank or Federated Securities Corp. or their affiliates and their spouses and children under 21; current and retired directors of the Bank; or any bank or investment dealer who has a sales agreement with Federated Securities Corp. with regard to the Funds.

In addition, no sales charge is imposed for Fund shares purchased through financial intermediaries that do not receive a reallowance of a sales charge. However, investors who purchase Fund shares through a trust department, investment adviser, or other financial intermediary may be charged a service or other fee by the financial intermediary. Furthermore, no sales charge is imposed on Fund shares purchased through "wrap accounts" or similar programs under which clients pay a fee for services.


SALES CHARGE REALLOWANCE. For sales of shares of Equity Fund, Opportunity Fund, Limited Term Fund, Government Income Fund and Municipal Income Fund, the Bank or any authorized dealer will normally receive up to 100% of the applicable sales charge. Any portion of the sales charge which is not paid to the Bank or authorized dealers will be retained by the distributor. The distributor will, periodically, uniformly offer to pay additional amounts in the form of cash or promotional incentives consisting of trips to sales seminars at luxury resorts, tickets or other such items, to all dealers selling shares of the Funds. Such payments, all or a portion of which may be paid from the sales charge it normally retains or any other source available to it, will be predicated upon the amount of shares of the Fund that are sold by the dealer.

The sales charge for shares sold other than through the Bank or authorized dealers will be retained by the distributor. The distributor may pay fees to the Banks out of the sales charge in exchange for sales and/or administrative services performed on behalf of the Banks' customers in connection with the initiation of customer accounts and purchases of Fund shares.

REDUCING THE SALES CHARGE

The sales charge can be reduced on the purchase of Equity Fund, Opportunity Fund, Limited Term Fund, Government Income Fund and Municipal Income Fund shares through:

     - quantity discounts and accumulated purchases;

     - signing a 13-month letter of intent;

     - using the reinvestment privilege;

     - purchases with proceeds from redemptions of unaffiliated investment companies; or

     - concurrent purchases.

QUANTITY DISCOUNTS AND ACCUMULATED PURCHASES. As shown in the previous table, larger purchases reduce the sales charge paid. Each Fund will combine purchases made on the same day by the investor, his spouse, and his children under age 21 when it calculates the sales charge. In addition, the sales charge, if applicable, is reduced for purchases made at one time by a trustee or fiduciary for a single trust estate or a single fiduciary account.

If an additional purchase of Fund shares is made, each Fund will consider the previous purchase still invested in that Fund. For example, if a shareholder already owns shares having a current value at the public offering price of $90,000 and he purchases $10,000 more at the current public offering price, the sales charge on the additional purchase according to the schedule now in effect would be 3.00%, not 3.50% with respect to Equity Fund and Opportunity Fund and 1.75% not 2.00% with respect to Limited Term Fund, Government Income Fund, and Municipal Income Fund.

To receive the sales charge reduction, Federated Securities Corp. must be notified by the shareholder in writing or by the Bank at the time the purchase is made that Fund shares are already owned or that purchases are being combined. Each Fund will reduce the sales charge after it confirms the purchases.

LETTER OF INTENT. If a shareholder intends to purchase at least $100,000 of shares in the Funds in the Trust over the next 13 months, the sales charge may be reduced by signing a letter of intent to that effect. This letter includes a provision for a sales charge adjustment depending on the amount actually purchased within the 13-month period and a provision for the custodian to hold 3.50% with respect to Equity Fund and Opportunity Fund and 2.00% with respect to Limited Term Fund, Government Income Fund, and Municipal Income Fund, of the total amount intended to be purchased in escrow (in shares) until such purchase is completed.

The 3.50% held in escrow with respect to Equity Fund and Opportunity Fund and 2.00% held in escrow with respect to Limited Term Fund, Government Income Fund, and Municipal Income Fund will be applied to the shareholder's account at the end of the 13-month period unless the amount specified in the letter of intent is not purchased. In this event, an appropriate number of escrowed shares may be redeemed in order to realize the difference in the sales charge.

This letter of intent will not obligate the shareholder to purchase shares, but if he does, each purchase during the period will be at the sales charge applicable to the total amount intended to be purchased. The current balance in the shareholder's account will provide a purchase credit towards fulfillment of the letter of intent.

REINVESTMENT PRIVILEGE. If shares in a Fund have been redeemed, the shareholder has a one-time right, within 30 days, to reinvest the redemption proceeds at the next-determined net asset value without any sales charge. Federated Securities Corp. must be notified by the shareholder in writing or by the Bank of the reinvestment in order to eliminate a sales charge. If the shareholder redeems his shares in a Fund, there may be tax consequences.

PURCHASES WITH PROCEEDS FROM REDEMPTIONS OF UNAFFILIATED INVESTMENT COMPANIES. Investors may purchase shares at net asset value, without a sales charge, with the proceeds from the redemption of shares of an investment company which was sold with a sales charge or commission and was not distributed by Federated Securities Corp. The purchase must be made within 60 days of the redemption, and Federated Securities Corp. must be notified by the investor in writing, or by his financial institution, at the time the purchase is made.

CONCURRENT PURCHASES. For purposes of qualifying for a sales charge reduction, a shareholder has the privilege of combining concurrent purchases of two or more Funds in the Trust, the purchase price of which includes a sales charge. For example, if a shareholder concurrently invested $30,000 in one of the other Funds in the Trust with a sales charge and $70,000 in another Fund, the sales charge would be reduced.

To receive this sales charge reduction, Federated Securities Corp. must be notified by the shareholder in writing or by the Bank at the time the concurrent purchases are made. The Fund will reduce the sales charge after it confirms the purchases.

SYSTEMATIC INVESTMENT PROGRAM

Once an account has been opened, shareholders may add to their investment on a regular basis in a minimum amount of $100. Under this program, funds may be automatically withdrawn periodically from the shareholder's checking account and invested in Fund shares. A shareholder may apply for participation in this program through the Bank.

CERTIFICATES AND CONFIRMATIONS

As transfer agent for the Funds, Federated Shareholder Services Company maintains a share account for each shareholder. Share certificates are not issued.

Detailed confirmations of each purchase or redemption are sent to each shareholder. With respect to Equity Fund and Opportunity Fund, quarterly confirmations are sent to report dividends paid during the quarter.

With respect to Limited Term Fund, Government Income Fund and Municipal Income Fund, monthly confirmations are sent to report dividends paid during the month.

With respect to International Equity Fund, annual confirmations are sent to report dividends paid during the year.

DIVIDENDS AND DISTRIBUTIONS

With respect to Equity Fund and Opportunity Fund, dividends are declared quarterly and paid quarterly. With respect to Limited Term Fund, Government Income Fund and Municipal Income Fund, dividends are declared and paid monthly. With respect to International Equity Fund dividends are declared and paid annually. All shareholders on the record date are entitled to the dividend. If shares are redeemed or exchanged prior to the record date, or purchased after the record date, those shares are not entitled to that year's dividend.

Distribution of any realized net long-term capital gains will be made at least once every twelve months. Dividends are automatically reinvested in additional shares of the corresponding Fund on payment dates at the ex-dividend date's net asset value without a sales charge, unless cash payments are requested by writing to the applicable Fund or the Bank, as appropriate.

EXCHANGE PRIVILEGE
--------------------------------------------------------------------------------

All shareholders of the Funds are shareholders of DG Investor Series, which, in addition to the Funds, is composed of the following portfolios: DG Mid Cap Fund, DG Prime Money Market Fund and DG U.S. Government Money Market Fund.

Shareholders in any of the Funds have easy access to all of the other Funds.

EXCHANGING SHARES

Shareholders of any Fund in DG Investor Series may exchange shares for the shares of any other Fund in DG Investor Series. Prior to any exchange, the shareholder must receive a copy of the current prospectus of the fund into which an exchange is to be effected. Shares may be exchanged at net asset value, plus the difference between the sales charge (if any) already paid and any sales charge of the Fund into which shares are to be exchanged, if higher.

When an exchange is made from a Fund with a sales charge to a Fund with no sales charge, the shares exchanged and additional shares which have been purchased by reinvesting dividends on such shares retain the character of the exchanged shares for purposes of exercising further exchange privileges; thus, an exchange of such shares for shares of a Fund with a sales charge would be at net asset value.

Upon receipt of proper instructions and all necessary supporting documents, shares submitted for exchange will be redeemed at the next-determined net asset value. Written exchange instructions may require a signature guarantee. Exercise of this privilege is treated as a sale for federal income tax purposes and, depending on the circumstances, a short or long-term capital gain or loss may be realized. The exchange privilege may be terminated at any time. Shareholders will be notified of the termination of the exchange privilege. A shareholder may obtain further information on the exchange privilege by calling the Bank. Telephone exchange instructions may be recorded. If reasonable procedures are not followed by the Funds, they may be liable for losses due to unauthorized or fraudulent telephone instructions.

REDEEMING SHARES
--------------------------------------------------------------------------------

Shares are redeemed at their net asset value next determined after the Bank receives the redemption request. Redemptions will be made on days on which the Funds compute their net asset value. Redemption requests cannot be executed on days on which the New York Stock Exchange is closed or on federal holidays when wire transfers are restricted. Requests for redemption can be made by telephone or by mail.

THROUGH THE BANK

BY TELEPHONE. A shareholder who is a customer of the Bank may redeem shares of a Fund by calling Deposit Guaranty National Bank at (800) 748-8500.

For orders received before 4:00 p.m. (Eastern time), proceeds will normally be wired the next day to the shareholder's account at the Bank or a check will be sent to the address of record.

Proceeds from redemption requests received on holidays when wire transfers are restricted will be wired the following business day. In no event will proceeds be sent more than seven days after a proper request for redemption has been received. An authorization form permitting the Funds to accept telephone requests must first be completed. Authorization forms and information on this service are available from the Bank. Telephone redemption instructions may be recorded. If reasonable procedures are not followed by the Funds, they may be liable for losses due to unauthorized or fraudulent telephone instructions.

In the event of drastic economic or market changes, a shareholder may experience difficulty in redeeming by telephone. If such a case should occur, another method of redemption should be utilized, such as a written request to Federated Shareholder Services Company or the Bank.

If at any time the Funds determine it necessary to terminate or modify this method of redemption, shareholders would be promptly notified.

BY MAIL. Any shareholder may redeem Fund shares by sending a written request to the Bank. The written request should include the shareholder's name, the Fund name, the account number, and the share or dollar amount requested, and should be signed exactly as the shares are registered. If share certificates have been issued, they must be properly endorsed and should be sent by registered or certified mail with the written request. Shareholders should call the Bank for assistance in redeeming by mail.


SIGNATURES. Shareholders requesting a redemption of any amount to be sent to an address other than on record with the Funds, or a redemption payable other than to the shareholder of record must have signatures on written redemption requests guaranteed by:


     - a trust company or commercial bank whose deposits are insured by the BIF, which is administered by the Federal Deposit Insurance Corporation ("FDIC");

     - a member of the New York, American, Boston, Midwest, or Pacific Stock Exchange;

     - a savings bank or savings association whose deposits are insured by the SAIF, which is administered by the FDIC; or

     - any other "eligible guarantor institution," as defined in the Securities Exchange Act of 1934.

The Funds do not accept signatures guaranteed by a notary public.

The Funds and Federated Shareholder Services Company have adopted standards for accepting signature guarantees from the above institutions. The Funds may elect in the future to limit eligible signature guarantors to institutions that are members of a signature guarantee program. The Funds and Federated Shareholder Services Company reserve the right to amend these standards at any time without notice.

Normally, a check for the proceeds is mailed within one business day, but in no event more than seven days, after receipt of a proper written redemption request.

SYSTEMATIC WITHDRAWAL PROGRAM

Shareholders who desire to receive payments of a predetermined amount may take advantage of the Systematic Withdrawal Program. Under this program, Fund shares are redeemed to provide for periodic withdrawal payments in an amount directed by the shareholder. Depending upon the amount of the withdrawal payments and the amount of dividends paid with respect to Fund shares, redemptions may reduce, and eventually deplete, the shareholder's investment in the Funds. For this reason, payments under this program should not be considered as yield or income on the shareholders' investment in the Funds. To be eligible to participate in this program, a shareholder must have an account value of at least $10,000. A shareholder may apply for participation in this program through the Bank. Due to the fact that some of the Funds' shares are sold with a sales charge, it is not advisable for shareholders to be purchasing shares of those Funds while participating in this program.

ACCOUNTS WITH LOW BALANCES

Due to the high cost of maintaining accounts with low balances, the Funds may redeem shares in any account and pay the proceeds to the shareholder if the account balance falls below a required minimum value of $1,000 due to shareholder redemptions. This requirement does not apply, however, if the balance falls below $1,000 because of changes in the Funds' net asset value.

Before shares are redeemed to close an account, the shareholder is notified in writing and allowed 30 days to purchase additional shares to meet the minimum requirement.


SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

VOTING RIGHTS

Each share of each Fund gives the shareholder one vote in Trustee elections and other matters submitted to shareholders of the Funds for vote. All shares of all classes of each Fund in the Trust have equal voting rights, except that in matters affecting only a particular Fund or class, only shareholders of that Fund or class are entitled to vote. As a Massachusetts business trust, the Trust is not required to hold annual shareholder meetings. Shareholder approval will be sought only for certain changes in the Trust or Funds' operation and for the election of Trustees under certain circumstances.

Trustees may be removed by the Trustees or by shareholders at a special meeting. A special meeting of the shareholders for this purpose shall be called by the Trustees upon the written request of shareholders owning at least 10% of all shares of the Trust entitled to vote.

As of June 1, 1998, Deposit Guaranty National Bank, Jackson, MS, acting in various capacities for numerous accounts, was the owner of record of approximately 20,088,725 shares (62.71%) of Equity Fund, and therefore, may for certain purposes be deemed to control the Fund and be able to affect the outcome of certain matters presented for a vote of shareholders.

As of June 1, 1998, Deposit Guaranty National Bank, Jackson, MS, acting in various capacities for numerous accounts, was the owner of record of approximately 6,014,608 shares (74.64%) of Opportunity Fund, and therefore, may for certain purposes be deemed to control the Fund and be able to affect the outcome of certain matters presented for a vote of shareholders.

As of June 1, 1998, Deposit Guaranty National Bank, Jackson, MS, acting in various capacities for numerous accounts, was the owner of record of approximately 2,499,678 shares (86.58%) of International Equity Fund, and therefore, may for certain purposes be deemed to control the Fund and be able to affect the outcome of certain matters presented for a vote of shareholders.

As of June 1, 1998, Deposit Guaranty National Bank, Jackson, MS, acting in various capacities for numerous accounts, was the owner of record of approximately 3,363,751 shares (75.64%) of Limited Term Fund, and therefore, may for certain purposes be deemed to control the Fund and be able to affect the outcome of certain matters presented for a vote of shareholders.

As of June 1, 1998, Deposit Guaranty National Bank, Jackson, MS, acting in various capacities for numerous accounts, was the owner of record of approximately 18,121,490 shares (64.36%) of Government Income Fund, and therefore, may for certain purposes be deemed to control the Fund and be able to affect the outcome of certain matters presented for a vote of shareholders.

As of June 1, 1998, Deposit Guaranty National Bank, Jackson, MS, acting in various capacities for numerous accounts, was the owner of record of approximately 4,632,278 shares (92.72%) of Municipal Income Fund, and therefore, may for certain purposes be deemed to control the Fund and be able to affect the outcome of certain matters presented for a vote of shareholders.

EFFECT OF BANKING LAWS
--------------------------------------------------------------------------------

The Glass-Steagall Act and other banking laws and regulations presently prohibit a bank holding company registered under the Bank Holding Company Act of 1956 or any bank or non-bank affiliate thereof from sponsoring, organizing or controlling a registered, open-end investment company continuously engaged in the issuance of its shares, and from issuing, underwriting, selling or distributing securities in general. Such laws and regulations do not prohibit such a holding company or bank or non-bank affiliate from acting as investment adviser, transfer agent or custodian to such an investment company or from purchasing shares of such a company as agent for and upon the order of their customer.

Some entities providing services to the Funds are subject to such banking laws and regulations. They believe, based on the advice of counsel, that they may perform those services for the Funds contemplated by any agreement entered into with the Trust without violating the Glass-Steagall Act or other applicable banking laws or regulations. Changes in either federal or state statutes and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as further judicial or administrative decisions or interpretations of present or future statutes and regulations, could prevent these entities from continuing to perform all or a part of the above services. If this happens, the Trustees would consider alternative means of continuing available investment services. It is not expected that Fund shareholders would suffer any adverse financial consequences as a result of any of these occurrences.

TAX INFORMATION
--------------------------------------------------------------------------------

FEDERAL INCOME TAX

The Funds will pay no federal income tax because they expect to meet requirements, of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to receive the special tax treatment afforded to such companies.

The Funds will be treated as single, separate entities for federal income tax purposes so that income (including capital gains) and losses realized by the Trust's portfolios will not be combined for tax purposes with those realized by the individual Funds.

Unless otherwise exempt, shareholders are required to pay federal income tax on any dividends and other distributions received. This applies whether dividends are received in cash or as additional shares. The Funds will provide detailed tax information for reporting purposes. With respect to Municipal Income Fund, information on the tax status of dividends and distributions is provided annually.

Shareholders are urged to consult their own tax advisers regarding the status of their account under state and local tax laws.

ADDITIONAL TAX INFORMATION FOR MUNICIPAL INCOME FUND

With respect to Municipal Income Fund, shareholders are not required to pay the federal regular income tax on any dividends received from Municipal Income Fund that represent net interest on tax-exempt municipal securities. However, under the Tax Reform Act of 1986, dividends representing net interest earned on certain "private activity" bonds issued after August 7, 1986, may be included in calculating the federal individual alternative minimum tax or the federal alternative minimum tax for corporations. Municipal Income Fund may purchase all types of municipal bonds, including private activity bonds.

The alternative minimum tax applies when it exceeds the regular tax for the taxable year. Alternative minimum taxable income is equal to the regular taxable income of the taxpayer increased by certain "tax preference" items not included in regular taxable income and reduced by only a portion of the deductions allowed in the calculation of the regular tax.

Dividends of Municipal Income Fund representing net interest income earned on some temporary investments and any realized net short-term gains are taxed as ordinary income. Distributions representing net long-term capital gains realized by Municipal Income Fund, if any, will be taxable as long-term capital gains regardless of the length of time shareholders have held their shares.

With respect to Municipal Income Fund, shareholders should consult their tax adviser to determine whether they are subject to the alternative minimum tax or the corporate alternative minimum tax and, if so, the tax treatment of dividends paid by Municipal Income Fund.

OTHER STATE AND LOCAL TAXES

With respect to Municipal Income Fund, because interest received may not be exempt from all state and local income taxes, shareholders may be required to pay state and local taxes on dividends received from Municipal Income Fund. Shareholders are urged to consult their own tax advisers regarding the status of their accounts under state and local tax laws.

PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

From time to time the Funds advertise one or more of the following performance numbers: total return, yield and tax-equivalent yield.

Total return represents the change over a specified period of time in the value of an investment in the Funds after reinvesting all income and capital gains distributions. It is calculated by dividing that change by the initial investment and is expressed as a percentage.

The yield of the Funds is calculated by dividing the net investment income per share (as defined by the SEC) earned by each Fund over a thirty-day period by the maximum offering price per share of each Fund on the last day of the period. This number is then annualized using semi-annual compounding.

The tax-equivalent yield of Municipal Income Fund is calculated similarly to the yield, but is adjusted to reflect the taxable yield that Municipal Income Fund would have had to earn to equal its actual yield, assuming a specific tax rate.

The yield and tax-equivalent yield do not necessarily reflect income actually earned by the Funds and, therefore, may not correlate to the dividends or other distributions paid to shareholders.

The performance information reflects the effect of the maximum sales charge which, if excluded, would increase the total return, yield, and tax-equivalent yield.

From time to time, advertisements for the Funds may refer to ratings, rankings, and other information in certain financial publications and/or compare the Funds' performance to certain indices.

Opportunity Fund is the successor to the portfolio of a collective trust fund formerly managed by the Adviser. On August 1, 1994 (the date of the Opportunity Fund's commencement of operations), the assets of the collective trust fund were transferred to the Opportunity Fund in exchange for Opportunity Fund shares. The Adviser has represented that the Opportunity Fund's investment objective, policies and limitations are in all material respects identical to those of the collective trust fund.

The Opportunity Fund's average annual compounded total returns for the one-, five- and ten-year periods ended February 28, 1998, and since inception (January 1, 1982), on a loaded basis, were 32.99%, 19.87%, 19.76%, and 15.13%, respectively. The Opportunity Fund's average annual compounded total returns for the one-, five- and ten-year periods ended February 28, 1998, and since inception, on a no-load basis, were 37.81%, 20.72%, 20.19%, and 15.39%, respectively. The quoted performance data includes the performance of the collective trust fund for the period before the date on which the Opportunity Fund commenced operations (August 1, 1994), as adjusted to reflect the Opportunity Fund's then anticipated expenses as set forth in the "Expenses of the Fund" section of the Opportunity Fund's initial prospectus. The past performance data shown above is not necessarily indicative of the Opportunity Fund's future performance. The collective trust fund was not registered under the Act, and therefore was not subject to certain investment restrictions that are imposed by the Act. If the collective trust fund had been registered under the Act, the performance may have been adversely affected.

ADDRESSES
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DG Investor Series
                    DG Equity Fund                  5800 Corporate Drive
                    DG Opportunity Fund             Pittsburgh, PA 15237-7010
                    DG International Equity Fund
                    DG Limited Term Government Income Fund
                    DG Government Income Fund
                    DG Municipal Income Fund
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Distributor
                    Federated Securities Corp.       Federated Investors Tower
                                                     1001 Liberty Avenue
                                                     Pittsburgh, PA 15222-3779
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Investment Adviser
                    ParkSouth Corporation            P.O. Box 1200
                                                     Jackson, MS 39215-1200
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Sub-Adviser for DG International Equity Fund
                    Lazard Asset Management          30 Rockefeller Plaza
                                                     New York, NY 10020
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Sub-Adviser for DG Opportunity Fund
                    Womack Asset Management, Inc.    2120 Deposit Guaranty Plaza
                                                     Jackson, MS 39201
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Custodian
                State Street Bank and Trust Company  P.O. Box 1713
                                                     Boston, MA 02105
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Transfer Agent and Dividend Disbursing Agent
             Federated Shareholder Services Company  Federated Investors Tower
                                                     1001 Liberty Avenue
                                                     Pittsburgh, PA 15222-3779
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Independent Public Accountants
               KPMG Peat Marwick LLP                 One Mellon Bank Center
                                                     Pittsburgh, PA 15219
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Deposit Guaranty National Bank                       DGB-14
                    Mutual Funds Services            P.O. Box 1200
                                                     Jackson, MS 39215-1200
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